EXHIBIT 4.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                          CAL DIVE INTERNATIONAL, INC.

                                       AND

                        ENERGY RESOURCE TECHNOLOGY, INC.

                            COLLECTIVELY, AS BORROWER

                                       AND

                           SHAWMUT CAPITAL CORPORATION

                                    AS LENDER

                            DATED AS OF MAY 23, 1995



                                TABLE OF CONTENTS


                                                                            PAGE
SECTION 1.  GENERAL DEFINITIONS

      1.1.       Defined Terms................................................ 2
      1.2.       Accounting Terms.............................................19
      1.3.       Other Terms..................................................19
      1.4.       Certain Matters of Construction..............................19
      1.5.       The Term "Borrower" or "Borrowers"...........................20
      1.6.       Cal Dive Obligations.........................................20


SECTION 2.  CREDIT FACILITY

      2.1.       Revolving Credit Loans.......................................20
      2.2.       Equipment Loans..............................................21
      2.3.       Manner of Borrowing Revolving Credit Loans...................22
                   and Equipment Loans........................................23
      2.4.       Letters of Credit; LC Guaranties.............................23
      2.5.       All Loans to Constitute One Obligation.......................23
      2.6.       Loan Account.................................................23
      2.7.       Joint and Several Liability; Rights
                 of Contribution..............................................23


SECTION 3.  INTEREST, FEES, TERM, REDUCTION AND REPAYMENT

      3.1.       Interest, Fees and Charges...................................24
      3.2.       Additional Provisions Regarding Eurodollar Loans.............27
      3.3.       Term of Agreement............................................29
      3.4        Early Termination or Permanent Reduction by Borrower.........29
      3.5.       Effect of Termination........................................29
      3.6.       Payments.....................................................30
      3.7.       Application of Payments and Collections......................30
      3.8.       Statements of Account........................................31


SECTION 4.  COLLATERAL:  GENERAL TERMS

      4.1.       Security Interest in Collateral..............................31
      4.2.       Lien on Marine Vessels.......................................32
      4.3.       Lien on Oil and Gas Properties...............................32
      4.4.       Representations, Warranties and Covenants....................33
      4.5.       Lien Perfection..............................................33
      4.6.       Real Property Lien Documentation.............................34
      4.7.       Location of Collateral.......................................34
      4.8.       Insurance of Collateral......................................34
      4.9.       Protection of Collateral.....................................35


SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

      5.1.       Representations, Warranties and Covenants....................35
      5.2.       Assignments, Records and Schedules of Accounts...............36
      5.3.       Administration of Accounts...................................37
      5.4.       Collection of Accounts.......................................37


SECTION 6.  PROVISIONS RELATING TO EQUIPMENT

      6.1.       Representations, Warranties and Covenants....................38
      6.2.       Evidence of Ownership of Equipment...........................38
      6.3.       Records and Schedules of Equipment...........................38
      6.4.       Dispositions.................................................38


SECTION 7.  REPRESENTATIONS AND WARRANTIES

      7.1.       General Representations and Warranties.......................39
      7.2.       Reaffirmation................................................45
      7.3.       Survival of Representations and Warranties...................45


SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

      8.1.       Affirmative Covenants........................................45
      8.2.       Negative Covenants...........................................52
      8.3.       Specific Financial Covenants.................................56


SECTION 9.  CONDITIONS PRECEDENT

      9.1.       Documentation................................................57
      9.2.       Other Conditions.............................................59


SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1.      Events of Default............................................60
      10.2.      Acceleration of the Obligations..............................63
      10.3.      Remedies.....................................................63
      10.4.      Remedies Cumulative; No Waiver...............................64


SECTION 11.  MISCELLANEOUS

      11.1.      Power of Attorney............................................64
      11.2.      Indemnity....................................................65
      11.3.      Modification of Agreement....................................66
      11.4.      Reimbursement of Expenses....................................66
      11.5.      Indulgences Not Waivers......................................67
      11.6.      Severability.................................................67
      11.7.      Successors and Assigns.......................................67
      11.8.      Cumulative Effect; Conflict of Terms.........................68
      11.9.      Execution in Counterparts....................................68
      11.10.     Notice.......................................................68
      11.11.     Lender's Consent.............................................69
      11.12.     Time of Essence..............................................69
      11.13.     Entire Agreement.............................................69
      11.14.     Interpretation...............................................69
      11.15.     No Fiduciary Relationship or Joint Venture...................69
      11.16.     Publicity....................................................69
      11.17.     Destruction of Borrower's Documents..........................70
      11.18.     Nonapplicability of Article 5069-15.01 et seq................70
      11.19.     No Preservation or Marshaling................................70
      11.20.     Governing Law; Consent to Forum..............................70
      11.21.     WAIVERS BY BORROWER..........................................71
      11.22.     DTPA WAIVER..................................................72
      11.23.     ORAL AGREEMENTS INEFFECTIVE..................................72
      11.24.     RELEASE......................................................72
      11.25.     Amendment and Restatement....................................73


EXHIBITS:

A - Borrowing Notice
B - Form of Equipment Note
C - Contingency Reserve Terms
D - Business Locations
E - Jurisdictions
F - Corporate Names
G - Patents, Trademarks, Copyrights and Licenses
H - Capital Structure
I - Shareholder Agreement
J - Contracts Restricting Debts
K - Litigation
L - Pension Plans
M - Tax Liability
N - Taxing Authorities
O - Labor Relations
P - Existing Environmental Violations
Q - Surety Obligations
R - Capitalized Leases
S - Operating Leases
T - Compliance Certificate
U - Form of Tax Certificate
V - Guarantees
W - Permitted Liens
X - Borrowing Base Certificate
Y - Amortization Amount Calculation


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 23rd day of May, 1995, by and among SHAWMUT CAPITAL CORPORATION ("LENDER"), a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc. ("BARCLAYS"), with an office at 2711 North Haskell, Suite 2100, LB21, Dallas, Texas 75204; CAL DIVE INTERNATIONAL, INC. ("CAL DIVE"), a Minnesota corporation, and ENERGY RESOURCE TECHNOLOGY, INC. ("ERT"), a Delaware corporation (Cal Dive and ERT being referred to individually and collectively as "BORROWER"), each Borrower having its chief executive office at 13430 Northwest Expressway, Suite 350, Houston, Texas 77040-6013.

                             PRELIMINARY STATEMENTS

        A. On August 3, 1993, Barclays and Cal Dive entered into that certain Loan and Security Agreement, as amended by (i) that certain First Amendment to Loan and Security Agreement, dated as of August 31, 1994, executed by Barclays and Cal Dive, and (ii) that certain Letter Agreement, dated as of December 30, 1994 by Barclays (as amended, the "ORIGINAL LOAN AGREEMENT"), pursuant to which Barclays agreed to make loans and advances (collectively, the "LOANS") to Cal Dive in accordance with the terms thereof.

        B. The Loan Agreement and any other documents evidencing, governing, securing or otherwise pertaining to the Loans are hereinafter referred to as the "ORIGINAL LOAN DOCUMENTS".

        C. Cal Dive has requested Lender to extend its relationship with Cal Dive in connection with the Original Loan Documents and to make loans and advances to ERT, and Lender, as the legal and equitable owner and holder of the Original Loan Documents is willing to do so, subject to certain terms and conditions expressed herein.

        D. In connection with the extension of the relationship between Lender and Cal Dive and the formation of a relationship between Lender and ERT, Lender, Cal Dive and ERT wish to completely amend, restate and modify (but not extinguish) the Original Loan Agreement and the other Original Loan Documents, each through the execution of this Agreement, which will supersede all prior agreements between Lender and Cal Dive, including without limitation the Original Loan Documents, and Cal Dive, ERT and Lender have agreed that the agreements contained herein represent an arms-length transaction among Lender, Cal Dive and ERT.

        NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Cal Dive and ERT covenant and agree as follows:

                                    AGREEMENT

                         SECTION 1. GENERAL DEFINITIONS

        1.1. DEFINED TERMS. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):


        ACCOUNTS - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

        ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

        ADJUSTED NET EARNINGS FROM OPERATIONS - with respect to any fiscal year, means the Consolidated net earnings (or loss) after provision for income taxes for such fiscal year of Borrower, all as reflected on the Consolidated Financial Statements, but excluding:

        (a) except for transactions of ERT as set forth in the last sentence of this definition, any gain or loss arising from the sale of capital assets which is not in the ordinary course of business;

        (b) any gain or loss arising from any write-up or write down of assets;

        (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

        (d) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition, unless such earnings are combined with the earnings of Borrower pursuant to a Qualified Pooling of Interests;

        (e) net earnings of any business entity (except for a Subsidiary) in which Borrower has an ownership interest, unless such earnings are combined with the earnings of Borrower pursuant to a Qualified Pooling of Interests;

        (f) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower;

        (g) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

        (h) any gain or loss arising from the acquisition of any Securities of Borrower other than in the ordinary course of business; and

        (i) any gain or loss arising from extraordinary or non-recurring items as reflected in the income statement.

Lender acknowledges that ERT sells Offshore Platforms and related Equipment in the ordinary course of business and gains and losses therefrom shall be reported according to GAAP and included in the Consolidated Financial Statements.

        ADJUSTED TANGIBLE ASSETS - all assets of Borrower, all as reflected on the Consolidated Financial Statements and other financial reports of Borrower supplied to Lender, but excluding: (a) any surplus resulting from any write-up of assets subsequent to July 27, 1990; (b) deferred assets, other than Cash Deposits for Salvage Operations, Accounts due from Ivory Production Co. and guaranteed by Blue Dolphin Energy Company prepaid insurance and prepaid taxes;
(c) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (d) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person subsequent to July 27, 1990; (e) Restricted Investments; (f) unamortized debt discount and expense; (g) certain assets located and notes and receivables due from obligors outside of the United States of America as determined by Lender in its discretion, which discretion shall be exercised in good faith; and (h) Accounts, notes and other receivables due from Affiliates or employees; PROVIDED, HOWEVER, for purposes of this CLAUSE (H), the term "Affiliate" shall not include any Person deemed to be an Affiliate hereunder because such Person is an affiliate of First Reserve.

        ADJUSTED TANGIBLE NET WORTH - at any date means a sum equal to: (a) the Adjusted Tangible Assets shown on a balance sheet at such date in accordance with GAAP; MINUS (b) the amount at which such Person's liabilities (other than capital stock and surplus) are shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

        AFFILIATE - a Person (other than ERT, First Reserve (but not affiliates of First Reserve) or a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of Borrower; (c) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower; (d) ten percent (10%) or more of whose Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by a Person referred to in CLAUSES (A), (B) or (C) above; or (E) in the case of a natural Person, is a director or officer of any of the foregoing. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        AMORTIZATION AMOUNT - (a) for Equipment owned by Borrower on the Closing Date, an amount equal to the aggregate amount of monthly reductions, each in an amount equal to the quotient of (i) the Orderly Liquidation Value of such Equipment determined by Lender on the Closing Date, DIVIDED BY (ii) ninety-six
(96), to be made on the first day of each calendar month during the term hereof, commencing on June 1, 1995 and continuing for each month thereafter, and (b) for Equipment purchased by Borrower after the Closing Date, an amount equal to the aggregate amount of monthly reductions, each in an amount equal to the quotient of (i) the cost to Borrower to purchase such Equipment as calculated in accordance with GAAP (exclusive of capitalized interest), DIVIDED BY (ii) ninety-six (96), to be made on the first day of each calendar month during the term hereof, commencing on the first day of the first month succeeding the date of purchase and continuing for each month thereafter. An example of the calculation of the Amortization Amount is attached hereto as EXHIBIT Y.

        AGREEMENT - this Amended and Restated Loan and Security Agreement, including all Exhibits hereto, as amended, modified, extended or supplemented from time to time.

        APPLICABLE ANNUAL RATE - as defined in SECTION 3.1(A).

        AUTHORITY - as defined in SECTION 8.1(V).

        BANK - Shawmut Bank Connecticut, N.A.

        BARCLAYS - as defined in the preamble of this Agreement.

        BASE RATE - the rate of interest generally announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

        BORROWER - as defined in the preamble of this Agreement.

        BASE RATE LOAN - a Loan which bears interest at a Base Rate.

        BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

               (a)    the Revolving Credit Commitment then in effect; or

               (b)    an amount equal to:

        (i) eighty-five percent (85%) (or after an Event of Default, such lesser percentage as Lender may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the net amount of Eligible Accounts outstanding at such date;

                                      PLUS

        (ii) the lesser of (A) Two Million Dollars ($2,000,000) or (B) seventy-five percent (75%) (or after an Event of Default, such lesser percentage as Lender may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the amount of Unbilled Accounts outstanding at such date;

                                      MINUS

        (iii) an amount equal to the sum of (A) the face amount of all Credit Enhancements outstanding at such date, (B) any amounts which Lender may pay pursuant to any of the Loan Documents for the account of Borrower, and (C) the Contingency Reserve, if any.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts LESS (1) any and all returns, rebates, discounts, (which may, at Lender's option, be calculated on shortest terms), credits, allowances or sales, excise or other taxes of any nature at any time granted, issued, owing, or claimed by Account Debtors, outstanding or payable in connection with such Accounts at such time and (2) any interest, late fees, and services charges that may have accrued on such Accounts by reason of the Account Debtors not having paid the Accounts as they became due.

        BORROWING NOTICE - as defined in SECTION 2.3(A).

        BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Texas or Illinois or is a day on which banking institutions located in such state are closed or, with respect to Eurodollar Interest Periods, a day on which dealings in U.S. dollars are carried out in the interbank eurodollar market selected by Lender or Bank.

        BUY-SELL AGREEMENTS - agreements for the purchase and sale of assets, including, without limitation, federal offshore leases or interests therein, together with all real and personal property held or used in connection therewith, which assets are held or used in connection with the ownership of, or operations involving, Hydrocarbons.

        CAL DIVE OBLIGATIONS - as defined in SECTION 1.6.

        CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        CASH DEPOSITS FOR SALVAGE OPERATIONS - collectively, (a) cash deposits held in an account of Borrower's for salvage operations that are pledged to the MMS, and (b) cash deposits for salvage operations paid into a money market fund of Borrower until such time as a specified level of funding has been set aside for salvaging and abandoning oil and gas Properties, as set forth on the Consolidated Financial Statements.

        CLOSING DATE - the date on which all of the conditions precedent in
SECTION 9 are satisfied and the initial Loan is made hereunder.

        CODE - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

        COLLATERAL - all of the Property and interests in Property described in SECTIONS 4.1, 4.2 AND 4.3 and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

        CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

        CONSOLIDATED FINANCIAL STATEMENTS - the Consolidated financial statements of Cal Dive, ERT and their Subsidiaries, if any, delivered to Lender pursuant to SECTION 8.1(J).

        CONTINGENCY RESERVE - the reserve established by Lender in accordance with the terms set forth on EXHIBIT C attached hereto if at any time Excess Availability is less than Two Million Dollars ($2,000,000). The Contingency Reserve shall be in addition to and not in lieu of any other reserve Lender may establish.

        CREDIT ENHANCEMENTS - LC Guaranties and Letters of Credit issued by Bank or Lender from time to time for Borrower's account in accordance with SECTION 2.4.

        CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person are classified as current assets on a balance sheet at such date in accordance with GAAP.

        CURRENT LIABILITIES - at any date means the amount at which all of the current liabilities of a Person are classified as current liabilities on a balance sheet at such date in accordance with GAAP.

        DATED ASSETS - as defined in SECTION 2.7.

        DATED LIABILITIES - as defined in SECTION 2.7.

        DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

        DEFAULT RATE - as defined in SECTION 3.1(B).

        DISTRIBUTION - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of its Securities unless made contemporaneously from the net proceeds of the sale of Securities.

        DOMINION ACCOUNT - a special account of Lender established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

        ELIGIBLE ACCOUNT - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

        (a)    it is an Unbilled Account; or

        (b) the services giving rise to such Account require performance bonds, except for those Accounts where the services giving rise to such Account require Cash Deposits for Salvage Operations or have been completed and there is no continuing obligation of Borrower; or

        (c) the services giving rise to such Account require retention withheld to the extent of such retention; or

        (d) it is an Account arising out of a contract requiring acknowledgment of assignment from the Account Debtor and Lender has notified Borrower that obtaining such acknowledgment of assignment is necessary, unless the Account Debtor has acknowledged such assignment in a form and substance satisfactory to Lender; or

        (e) it arises out of a sale made by or services rendered by Borrower to
(i) another Borrower, (ii) a Subsidiary of Borrower, (iii) an Affiliate of Borrower, (iv) a Person controlled by an Affiliate of Borrower, or (v) an officer, director, employee or agent of Borrower, a Subsidiary of Borrower or an Affiliate of Borrower; PROVIDED, HOWEVER, for purposes of this CLAUSE (E), the term "Affiliate" shall not include any other Person deemed to be an Affiliate hereunder by reason of such Person's association with First Reserve; or

        (f) it is due or unpaid from an Account Debtor (other than Ivory Production Co. (if it is guaranteed by Blue Dolphin Energy Company), J. Ray McDermott or Walter Oil & Gas Corp.) for more than ninety (90) days after the original invoice date; or

        (g) it is due or unpaid from J. Ray McDermott or Walter Oil & Gas Corp. for more than one hundred-twenty (120) days after the original invoice date; or

        (h) Accounts, or a portion thereof, unpaid from Walter Oil & Gas Corp. for less than one hundred twenty (120) days from the original invoice date that exceed more than Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; or

        (i) thirty-five percent (35%) or more of the Accounts from the Account Debtor (other than J. Ray McDermott or Walter Oil & Gas Corp.) are not deemed Eligible Accounts hereunder; or

        (j) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

        (k) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or

        (l) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

        (m) it arises from the rendition of services or a sale to an Account Debtor outside the United States, unless the sale or services are to a Major Domestic Energy Company and the invoice and payment are in U.S. Dollars, or the sale or services are on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender; or

        (n) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

        (o) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of l940, as amended (3l U.S.C. Sub-Section 203 et seq.); or

        (p) the Account Debtor is located in the States of New Jersey, Minnesota or Indiana, unless Borrower has filed a Notice of Business Activities Report with the appropriate officials in each applicable state for the then current year; or

        (q) the Account is subject to a Lien other than a Permitted Lien; or

        (r) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale, except for Accounts which arise from
(i) Long Day Rate Contracts or (ii) Turnkey Contracts where the Account Debtor has approved the basic work completed and an invoice for such work has been issued; or

        (s) the Account arises from a progress billing or an invoice for deposit, except for Accounts which arise from (i) Long Day Rate Contracts or
(ii) Turnkey Contracts where the Account Debtor has approved the basic work completed and an invoice for such work has been issued; or

        (t) the Account arises from a sale which is an installment sale or lease or is otherwise a sale on an extended payment basis; or

        (u) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

        (v) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business and which discounts or allowances are disclosed to Lender; or

        (w) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof, other than Accounts due from Ivory Production Co. and guaranteed by Blue Dolphin Energy Company that are being paid in accordance with the extended payment terms in effect on the Closing Date; or

        (x) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or

        (y) Lender in good faith believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition.

In determining whether an Account is an Eligible Account, Lender may from time to time in its credit judgment, which will be exercised in good faith, establish credit limits for certain Account Debtors after providing Borrower with written notice thereof. Borrower may request from time to time that Lender remove a credit limit for an Account Debtor and Lender may or may not do so in its credit judgment, which will be exercised in good faith.

        ENVIRONMENTAL COMPLAINT - as defined in SECTION 8.1(U).

        ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Clean Air Act; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

        EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles, marine vessels and other tangible personal Property (other than Inventory and Offshore Platforms) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        EQUIPMENT BORROWING BASE - at any date of determination thereof, an amount equal to the lesser of:

        (a)    the Equipment Commitment then in effect; or

        (b)    an amount equal to:

               (i) the difference of (A) one hundred percent (100%) (or after an Event of Default, such lesser percentage as Lender may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the aggregate Orderly Liquidation Value (as determined by Lender on the Closing Date) of Equipment owned by a Borrower on the Closing Date and on the date of determination in which Lender has a perfected first priority lien, MINUS (B) the aggregate Amortization Amount of such Equipment;

                                      PLUS

               (ii) the difference of (A) one hundred percent (100%) (or after an Event of Default, such lesser percentage as Lender may in its discretion determine from time to time after providing Borrower with written notice of such reduction, which discretion shall be exercised in good faith) of the cost to Borrower to purchase Equipment as calculated in accordance with GAAP (exclusive of capitalized interest) after the Closing Date, which Equipment is owned by Borrower on the date of determination and in which Lender has a perfected first priority Lien, MINUS (B) the aggregate Amortization Amount of such Equipment.

The Equipment Borrowing Base shall not include the Offshore Platforms, whether or not Lender has a perfected Lien therein.

        EQUIPMENT COMMITMENT - as at any date of determination thereof, an amount equal to (a) Twenty-One Million Dollars ($21,000,000), MINUS (b) the aggregate amount of all monthly reductions, each in an amount of Two Hundred Eighteen Thousand Seven Hundred Fifty Dollars ($218,750), to occur on the first day of each calendar month during the term hereof, commencing on June 1, 1995 and continuing for each month thereafter.

        EQUIPMENT LOAN - the Loans to be made by Lender to Borrower pursuant to
SECTION 2.2(A).

        EQUIPMENT NOTE - the Revolving Promissory Note to be executed by Borrower in favor of Lender to evidence the Equipment Loans, which shall be in the form of EXHIBIT B attached hereto.

        ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder.

        ERISA AFFILIATE - Borrower and each Person under common control with Borrower or otherwise treated as a single employer with Borrower under ERISA or IRC Section 414.

        EURODOLLAR BASE RATE - with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, a rate per annum equal to the quotient of the following: (a) the rate at which deposits in U.S. dollars in immediately available funds are offered by Lender or Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the Eurodollar Interest Period, DIVIDED BY (b) the difference of one (1.00) MINUS the Eurodollar Reserve Requirement.

        EURODOLLAR INTEREST PERIOD - with respect to a Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrowers pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such first, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

        EURODOLLAR LOAN - a Loan which bears interest at a Eurodollar Base Rate.

        EURODOLLAR RESERVE REQUIREMENT - at any date of determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall be provided to Borrower and, in the absence of manifest error, be conclusive and binding. Any Eurodollar Reserve Requirement shall be determined in accordance with Lender's customary practice and applied on a consistent basis.

        EXCESS - as defined in SECTION 3.1(D).

        EXCESS AVAILABILITY - As at any date of determination thereof, an amount equal to the difference of (a) the Borrowing Base PLUS the Equipment Borrowing Base, MINUS (b) the aggregate principle balance of Revolving Credit Loans and Equipment Loans then outstanding.

        EXISTING ENVIRONMENTAL VIOLATIONS - as defined in SECTION 7.1(S).

        EVENT OF DEFAULT - as defined in SECTION 10.1.

        FIRST RESERVE - collectively, First Reserve Corporation, a Delaware corporation, and the investment funds it manages that are or become shareholders of Cal Dive.

        FIXED CHARGED RATIO - for any twelve (12) month period means the ratio of (a) an amount equal to the sum of (i) Adjusted Net Earnings From Operations, PLUS (ii) depreciation, amortization and other non-cash charges deducted in arriving at Adjusted Net Earnings From Operations, PLUS (iii) Interest Expense, to (b) an amount equal to the sum of (i) Interest Expense, PLUS (ii) the aggregate amount of payments made on Capitalized Lease Obligations.

        GAAP - with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

        GENERAL INTANGIBLES - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, rights to royalties, blueprints, drawings, confidential information, catalogs, sales literature, video tapes, consulting agreements, employment agreements, customer lists, tax refund claims, computer programs, insurance policies, deposits with insurers, all claims under guaranties, security interests or other security held by or granted to a Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts and Cash Deposits for Salvage Operations).

        GUARANTY AGREEMENT - the Guaranty Agreement which is to be executed by ERT in favor of Lender on or about the Closing Date, pursuant to which ERT shall guaranty the Cal Dive Obligations, in form and substance satisfactory to Lender.

        HAZARDOUS DISCHARGE - as defined in SECTION 8.1(U).

        HAZARDOUS SUBSTANCE - without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, applicable state or local law, or any other applicable federal and state Environmental Laws now in force or hereafter enacted.

        HYDROCARBONS - all oil, gas, hydrocarbons (including, distillate, condensate, residue gas and liquified petroleum gas) and all other substances that may be found in, associated with, or produced from a well, together with all components thereof, and substances that may be executed therefrom.

        INCOME FROM OPERATIONS - with respect to any fiscal period, means the Consolidated income (or loss) from operations before provision for income taxes, Interest Expense and other nonoperating income and nonoperating expense items for such fiscal period of Borrower, all as reflected on the Consolidated Financial Statements.

        INDEBTEDNESS - as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (c) in the case of Borrower (without duplication), the Obligations.

        INDEMNIFIED PERSONS - as defined in SECTION 11.2.

        INTEREST EXPENSE - for any fiscal period, the amount equal to interest charges paid or accrued during such fiscal period (including imputed interest on Capitalized Lease Obligations, but excluding amortization of debt discount and expense) on the Indebtedness, LESS interest income received during such fiscal period.

        INVENTORY - all of Borrower's inventory, whether now owned or hereafter acquired and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

        IRC - the United States Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

        LC GUARANTY - a guaranty executed by Lender at Borrower's request in favor of a Person who has issued a Letter of Credit for the account of Borrower.

        LAWFUL SUBSTANCES - as defined in SECTION 7.1(AA)(III).

        LENDER - as defined in the preamble to this Agreement and includes all successors and assigns of Shawmut Capital Corporation.

        LETTER OF CREDIT - a standby letter of credit at any time issued by Lender, Bank or another Person for the account of Borrower.

        LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, preferred ship mortgage, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person.

        LOAN ACCOUNT - the loan account established on the books of Lender pursuant to SECTION_2.6.

        LOAN DOCUMENTS - this Agreement, the Other Agreements and the Security Documents.

        LOANS - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans, all Equipment Loans and each payment made pursuant to a Credit Enhancement.

        LONG DAY RATE CONTRACTS - contracts for services performed on a time and materials basis for which: (a) services continue for more than one billing cycle of Borrower, (b) the Account Debtor is willing to accept for payment an invoice appropriate for that billing cycle, and (c) payment of such invoice is due and owing, not being contingent on further provision of such services.

        LOSSES - as defined in SECTION 11.2.

        MAJOR DOMESTIC ENERGY COMPANY - a multinational energy company (or subsidiary thereof) with substantial corporate representation in the United States that Lender, in its sole discretion, deems to be an acceptable credit risk.

        MANAGEMENT GROUP - collectively, Gerald G. Reuhl, Owen E. Kratz and S. James Nelson.

        MAXIMUM LEGAL RATE - as defined in SECTION 3.1(C).

        MMS - the Department of Interior Mineral Management Services and any successor thereto.

        MONEY BORROWED - as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under CLAUSES (A) through (C).

        NEW MORTGAGES - as defined in SECTION 4.3.

        MULTIEMPLOYER PLAN - a multiemployer plan as defined in Section 3(37) of ERISA to which any ERISA Affiliate contributes, has contributed to in the last six years or is required to contribute to.

        NEGATIVE PLEDGE AGREEMENT - an agreement executed by a Borrower and Lender pursuant to which such Borrower agrees that for so long as any Obligations remain outstanding, that it will not, without the prior written consent of Lender, create or permit any Lien (other than Permitted Liens) on its interest in the Offshore Platforms and the other oil and gas Properties described therein, in form and substance satisfactory to Lender and its counsel.

        NEW SHIP MORTGAGES - as defined in SECTION 4.2.

        1989 ACT - comprehensive legislation dealing with maritime commercial instruments and liens enacted by Congress on November 23, 1988.

        OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents.

        OFFSHORE PLATFORMS - any structure located in the Gulf of Mexico, together with all equipment, facilities or structures affixed thereto utilized in connection with, or related to, drilling or work with respect to wells, or the production, processing, treating, gathering, storing, measuring or transportation of Hydrocarbons.

        ORDERLY LIQUIDATION VALUE - for Equipment, the value which is attainable through an orderly liquidation of such Equipment within a time frame of six (6) to twelve (12) months, the balance being sold at public auction.

        ORIGINAL DOCUMENTS - as defined in the preamble of this Agreement.

        ORIGINAL TERM - as defined in SECTION 3.3.

        OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

        OTHER AGREEMENTS - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement.

        PBGC - the Pension Benefit Guaranty Corporation.

        PENSION PLAN - an employee pension benefit plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by an ERISA Affiliate or for which contributions are required from an ERISA Affiliate, and which is subject to Title IV of ERISA.

        PERMITTED LIENS - any Lien of a kind specified in CLAUSES (I) through
(X) of SECTION 8.2(H).

        PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the Consolidated principal amount of all other such Purchase Money Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed (a) Two Hundred Fifty Thousand Dollars ($250,000) for the purchase of fixed assets other than marine vessels and (b) One Million Dollars ($1,000,000) for the purchase of marine vessels. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

        PERSON - an individual, partnership, corporation, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

        PLAN - an employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to or for which contributions are required by an ERISA Affiliate.

        PROHIBITED TRANSACTION - a transaction described in Section 406 of ERISA or Section 4975 of the IRC which would subject any Plan or ERISA Affiliate to any taxes, fines, penalties or other liabilities, directly or through any indemnification agreements.

        PROJECTIONS - Borrower's Consolidated and consolidating forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical Consolidated Financial Statements, together with appropriate supporting details and a statement of underlying assumptions.

        PROPERTY - any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        PURCHASE MONEY INDEBTEDNESS - means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (other than the Obligations) incurred at the time of or within ten days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

        PURCHASE MONEY LIEN - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

        QUALIFIED POOLING OF INTERESTS - a financial accounting method for the combination of one or more business entities with Borrower which qualifies for the pooling-of-interests method of accounting for business combinations under GAAP and is so accounted for by Borrower.

        REAL PROPERTY - as defined in SECTION 8.1(U).

        RELEASE - as defined in SECTION 7.1(AA).

        RENTALS - as at any date of determination thereof, the amount of all payments which the lessee is required to make by the terms of any lease, but excluding those payments for which lessee is directly or indirectly compensated as a result of services provided.

        RENEWAL TERM - as defined in SECTION 3.3.

        REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, excluding any event not subject to the provision for 30 days notice to the PBGC under such regulations.

        RESTRICTED INVESTMENT - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date; (b) Property to be used in the ordinary course of business; (c) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (d) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, PROVIDED, THAT, such obligations mature within five
(5) years from the date of acquisition thereof; and (e) investments pursuant to agreements by and between Borrower and Southwest Bank of Texas, N.A. satisfactory to Lender.

        REVOLVING CREDIT COMMITMENT - as at any date of determination thereof, an amount equal to (a) Thirty Million Dollars ($30,000,000) MINUS (b) the aggregate principal amount of Equipment Loans outstanding at such date, MINUS
(c) the face amount of all Credit Enhancements outstanding at such date.

        REVOLVING CREDIT LOAN - a Loan made by Lender as provided in SECTION
2.1.

        SCHEDULE OF ACCOUNTS - as defined in SECTION 5.2.

        SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of l933, as amended.

        SECURITY DOCUMENTS - the Ship Mortgage, each New Ship Mortgage, each New Mortgage, each Negative Pledge Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

        SHAREHOLDERS AGREEMENT - that certain Amended and Restated Shareholders Agreement, dated as of January 12, 1995, among Cal Dive, First Reserve, on behalf of certain investment funds it manages, the Management Group and the other parties thereto, which is attached hereto as EXHIBIT I.

        SHIP MORTGAGE - the First Preferred Fleet Mortgage executed by Cal Dive on August 3, 1993 pursuant to which Cal Dive granted and conveyed for the benefit of Lender, as successor in interest by assignment to Barclays, as security for the Obligations, Liens upon all the marine vessels owned by Cal Dive, as amended, modified or supplemented from time to time.

        SOLVENT - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        STATUTORY LIENS - as defined in SECTION 8.2(H).

        SUBSIDIARY - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the Voting Stock at the time of determination; PROVIDED, HOWEVER, with respect to Cal Dive, the term "Subsidiary" as used in this Agreement shall not include ERT.

        TERMINATION AMOUNT - at any date of determination thereof, an amount equal to the sum of (a) the Revolving Credit Commitment, PLUS (b) the Equipment Commitment, then in effect.

        TIME CHARTER - A Time Charter Agreement (or similar agreement) pursuant to which Cal Dive shall lease a derrick barge.


        TURN KEY CONTRACTS - contracts entered into in the ordinary course of business to perform a specific scope of work for a set price, subject at times to additional charges resulting from changes to the agreed upon scope of work.

        UNBILLED ACCOUNT - an Account arising in the ordinary course of Borrower's business for the rendition of services that represent completed services of Borrower not yet invoiced to the Account Debtor (except for Long Day Rate Contracts), but which shall be invoiced within 90 days from the date such services were completed, and which Account is otherwise an Eligible Account.

        VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the Consolidated Financial Statements, and all financial data pursuant to this Agreement shall be prepared in accordance with such principles. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, and shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after Lender and Borrower amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

        1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

        1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

        1.5 THE TERM "BORROWER" OR BORROWERS". All references to "Borrower" or "Borrowers" herein shall refer to and include each Borrower separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the Other Agreements shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the Other Agreements, security interests granted under this Agreement and Other Agreements in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Lender, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

        1.6 CAL DIVE OBLIGATIONS. Notwithstanding any other provision of the Equipment Note or this Agreement to the contrary, it is hereby agreed that ERT is not assuming payment of the unpaid principal balance of the Obligations which was incurred by Cal Dive prior to the Closing Date pursuant to the Original Loan Documents (the "CAL DIVE OBLIGATIONS"). However, the parties hereto agree and acknowledge that the preceding sentence shall not (A) limit any contingent liability of ERT for payment of any of the Cal Dive Obligations which arises pursuant to the Guaranty Agreement, or (B) limit the Liens in favor of Lender granted by ERT against the assets of ERT as a result of ERT becoming an additional named "Borrower", which Liens shall secure payment of all Obligations arising in connection with this Agreement, whether currently existing or hereafter arising. For purposes of determining on or after the date hereof which Obligations outstanding constitute Cal Dive Obligations, all payments received by Lender on account of the Obligations shall be deemed to be applied first in payment of the Cal Dive Obligations until such time as the Cal Dive Obligations shall have been reduced to zero, and thereafter to the other Obligations as hereinafter set forth.

                           SECTION 2. CREDIT FACILITY

        Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to Thirty Million Dollars ($30,000,000.00) available upon Borrower's request therefor, as follows:

        2.1.   REVOLVING CREDIT LOANS.

        (A) Subject to all of the terms and conditions of this Agreement, Lender agrees, for so long as no Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of SECTION 2.3, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender shall use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof; PROVIDED, HOWEVER, if such an overadvance occurs, Borrower shall immediately repay, without premium or penalty, Revolving Credit Loans in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment. In no event shall Borrower be authorized to request a Revolving Credit Loan at any time that there exists an Event of Default.

        (B) Notwithstanding the foregoing provisions of SECTION 2.1(A), Lender shall have the right to establish reserves (in addition to the Contingency Reserve) in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under SECTION 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (iii) sales tax liabilities; (iv) price adjustments, damages, returned products or other matters related to contractual obligations of Borrower; (v) offset exposure relating to contractual obligations of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its credit judgment, determines reserves should be established from time to time hereunder.

        (C) The Revolving Credit Loans shall be used solely for (i) the payment of costs, expenses and fees relating to the Loans to be made under this Agreement, (ii) the payment of principal and interest under the Equipment Loans,
(iii) the purchase of the capital stock of Borrower, and (iv) Borrower's general operating capital needs, to the extent not inconsistent with the provisions of this Agreement.

        2.2. EQUIPMENT LOANS.

        (A) Subject to all of the terms and conditions of this Agreement, Lender agrees, for so long as no Event of Default exists, to make Equipment Loans to Borrower, from time to time, in accordance with the terms of SECTION 2.3, up to a maximum principal amount which, the aggregate of, shall not exceed the Equipment Borrowing Base at such time. It is expressly understood and agreed that Lender shall use the Equipment Borrowing Base as a maximum ceiling on Equipment Loans outstanding to Borrower at any time. If the unpaid balance of the Equipment Loans should exceed the Equipment Borrowing Base or any other limitation set forth in this Agreement, such Equipment Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to the benefits thereof; PROVIDED, HOWEVER, if such an overadvance occurs, (i) a request for a Revolving Credit Loan shall be deemed to be made by Borrower in an amount equal to such excess PLUS accrued unpaid interest on the amount of such excess, to repay such overadvance, provided there is sufficient availability under the Borrowing Base for such Revolving Credit Loan or (ii) if there is insufficient availability under the Borrowing Base for such Revolving Credit Loan, then Borrower shall immediately repay, without premium or penalty, Equipment Loans in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment. The Equipment Commitment will mature simultaneously with the termination of the Revolving Credit Commitment. In no event shall a Borrower be authorized to request an Equipment Loan at any time there exists an Event of Default.

        (B) If Borrower sells any of the Equipment, or any Offshore Platform, or if any of the Collateral is taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory payment of the Loans (or, at Lender's option, such of the other Obligations as Lender may elect), a sum equal to the proceeds received by Borrower from such sale or condemnation.

        (C) The Equipment Loans shall be used solely by Borrower for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used, and to finance Borrower's purchase of Equipment and oil and gas Properties.

        2.3. MANNER OF BORROWING REVOLVING CREDIT LOANS AND EQUIPMENT LOANS. Borrowings under the Revolving Credit Commitment and Equipment Commitment shall be as follows:

        (A) A request for a Eurodollar Loan shall be made, or shall be deemed to be made, if Borrower gives Lender notice of its intention to borrow in the form of EXHIBIT A (a "BORROWING NOTICE"), in which notice Borrower shall specify (i) the aggregate amount of such Eurodollar Loan, (ii) the requested date of such Eurodollar Loan, (iii) the Applicable Annual Rate selected in accordance with
SECTION 3.1, and (iv) the Eurodollar Interest Period applicable thereto. If Borrower selects a Eurodollar Loan, Borrower shall give Lender the Borrowing Notice at least two (2) Business Days prior to the requested date of the Eurodollar Loan.

        (B) A request for a Base Rate Loan shall be made, or shall be deemed to be made, if (i) Borrower sends by facsimile transmission to (214) 828-6531, or such other number as Lender may designate, a request for a Base Rate Loan prior to 12:00 p.m. Central Standard Time on the Business Day on which Borrower is requesting such Base Rate Loan (if a request is received after such time on a Business Day, Lender, in its sole discretion, may make the requested Base Rate Loan on the day of such notice or on the next following Business Day); (ii) Borrower fails to pay any interest accruing under this Agreement or the Equipment Note on the date such interest becomes due and payable, or (iii) Borrower fails to pay any other Obligations under this Agreement on the date such Obligations become due and payable. The amount of Base Rate Loans advanced according to clause (i) shall be for the amount requested. The amount of Base Rate Loans advanced according to clauses (ii) and (iii) shall be deemed to be an amount equal to the amount of interest that was not actually paid by Borrower or the amount of funds actually disbursed, respectively.

        (C) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this
SECTION 2.3 as follows: (i) the proceeds of each Loan requested under SECTIONS 2.3(A) or 2.3(B)(I) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and
(ii) the proceeds of each Revolving Credit Loan requested under SECTION 2.3(B)(II) or (III) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

        2.4. LETTERS OF CREDIT; LC GUARANTIES. If requested to do so by Borrower and subject to the terms of this Agreement and any documents executed in connection with any Letter of Credit or LC Guaranty, Lender may attempt to cause Bank to issue, in its good faith discretion, Letters of Credit for the account of Borrower or execute LC Guaranties; PROVIDED, THAT, no Event of Default then exists. The aggregate face amount of all Letters of Credit issued by Lender or Bank and LC Guaranties outstanding at any time shall not exceed Five Million Dollars ($5,000,000.00). No Letter of Credit issued by Lender or Bank and no LC Guaranty shall have a term exceeding one year and shall, upon expiration, be renewable for an additional period. Notwithstanding the foregoing, no Letter of Credit issued by Lender or Bank and no LC Guaranty may have an expiration date that is after the last day of the Original Term, or, if this Agreement remains in effect after the Original Term, after the last day of any Renewal Term then in effect. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be deemed to be advances of Revolving Credit Loans and Obligations under this Agreement.

        2.5. ALL LOANS TO CONSTITUTE ONE OBLIGATION. All Loans shall constitute one general joint and several obligation of Borrowers, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

        2.6. LOAN ACCOUNT. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on each Loan and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practices, all charges and expenses properly chargeable to Borrower hereunder.

        2.7    JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.

        (A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lender hereunder and a desire of the Borrowers that each Borrower execute and deliver to Lender this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

        (B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and
(iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the obligations of any Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from Borrower.

        (C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis. Accordingly, as of the date hereof, the liability of each Borrower under this
SECTION 2.7, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("DATED LIABILITIES ") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("DATED ASSETS"). To this end, each Borrower under this SECTION 2.7, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrower in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this SECTION 2.7. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this SECTION 2.7 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

                  SECTION 3.  INTEREST, FEES, TERM, REDUCTION AND REPAYMENT

        3.1. INTEREST, FEES AND CHARGES.

        (A) INTEREST. Outstanding principal on the Loans shall bear interest at the option of Borrower (subject to the terms and conditions herein) at either the Base Rate or Eurodollar Base Rate, calculated daily, at the following rates per annum (individually called, as applicable, an "APPLICABLE ANNUAL RATE"): (i) each Eurodollar Loan shall bear interest at a rate per annum equal to two and one quarter percent (2.25%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto if the principal aggregate amount of Loans outstanding is less than Ten Million Dollars ($10,000,000) on the date of the Borrowing Notice for such Eurodollar Loan, (ii) each Eurodollar Loan shall bear interest at a rate per annum equal to two percent (2.00%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto if the aggregate principal amount of Loans outstanding is Ten Million Dollars ($10,000,000) or more on the date of the Borrowing Notice for such Eurodollar Loan, and (iii) the Base Rate Loans shall bear interest at a fluctuating rate per annum equal to one-half of one percent (0.50%) above the Base Rate. The interest rate applicable to Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest on the Loans shall be calculated daily, based on the actual days elapsed over a three hundred-sixty (360) day year. Further, for the purpose of computing interest, all items of payment received by Lender shall be applied by Lender (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the day of receipt. The determination of when a payment is received by Lender will be made in accordance with SECTION 3.6.

        (B) DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a three hundred-sixty (360) day year), at two percent (2.00%) above the Applicable Annual Rate or other applicable rate of interest (a "DEFAULT RATE").

        (C) MAXIMUM RATE OF INTEREST. Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "MAXIMUM LEGAL RATE"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art 5069-1.04(c) (Vernon 1987). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

        (D) EXCESS INTEREST. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("EXCESS"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

        (E) INCORPORATION BY THIS REFERENCE. The provisions of SECTION 3.1(D) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of this SECTION
3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrowers (or other obligor) asserted by Lender thereunder, be automatically re-computed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by SECTION 3.1(D).

        (F) UNUSED COMMITMENT FEE. From the date hereof, Borrower agrees to pay to Lender an annual unused commitment fee of Ten Thousand Dollars ($10,000.00). Such unused commitment fee shall be payable (i) on the Closing Date, and (ii) on each anniversary date of the Closing Date during the term of this Agreement.

        (G) CAPITAL ADEQUACY CHARGE. In the event that Lender shall have determined in good faith that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a certificate certifying the amount by which such rate of return is actually reduced with respect to this transaction, together with the calculation and a written demand therefor, Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such reduction; PROVIDED, THAT, Lender's other debtors are required to reimburse Lender for the same type of reduction. The certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method, so long as it accurately reflects the reduction. Lender agrees to provide Borrower such additional information with respect thereto upon request.

        (H) LETTER OF CREDIT; LC GUARANTY FEES. As additional consideration for Lender's issuing its, or causing Bank to issue its Letters of Credit for Borrower's account or for issuing its LC Guaranties at Borrower's request pursuant to SECTION 2.4, Borrower agrees to pay to Lender, in addition to Lender's costs and expenses incurred in issuing such Letters of Credit and LC Guaranties, fees equal to two percent (2.00%) per annum of the face amount of each Letter of Credit and LC Guaranty, which fee shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, and shall be due and payable in equal monthly installments beginning on the first Business Day of the month following the date of issuance of such Letter of Credit or LC Guaranty and continuing on the first Business Day of each month thereafter during the term thereof. No fee payable by Borrower to Lender under this SECTION 3.2(H) shall be subject to rebate or proration upon the termination of this Agreement for any reason.

        3.2. ADDITIONAL PROVISIONS REGARDING EURODOLLAR LOANS.

        (A) Borrower may select a Eurodollar Base Rate with respect to all or any portion of the Loans as provided in this SECTION 3.2; PROVIDED, HOWEVER, that (i) each Eurodollar Loan shall be in a principal amount of not less than One Million Dollars ($1,000,000) (and, if greater than One Million Dollars ($1,000,000), in integral multiples of One Hundred Thousand Dollars ($100,000)),
(ii) no more than five (5) Eurodollar Interest Periods may be in existence at any one time, and (iii) Borrower may not select a Eurodollar Base Rate for a Loan if there exists a Default or Event of Default. Borrower shall select Eurodollar Interest Periods with respect to Eurodollar Loans so that no Eurodollar Interest Period expires after the end of the Original Term, or if extended pursuant to SECTION 3.3, any Renewal Term. With respect to a Eurodollar Loan, the Borrowing Notice shall be delivered to Lender not later than two (2) Business Days before the proposed borrowing date referenced therein. An outstanding Base Rate Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this SECTION_3.2.

        (B) Each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto (but not including the last day of such Eurodollar Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in SECTION 3.6. If at the end of an Eurodollar Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Lender a new Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan on and after the last day of such Eurodollar Interest Period and shall remain a Base Rate Loan until paid or until the effective date of a new Borrowing Notice with respect thereto.

        (C) If Lender determines that maintenance of any of its Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Lender shall suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be repaid; or if Lender determines that (i) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available, or (ii) the Eurodollar Base Rate does not accurately reflect the cost of making a Eurodollar Loan, then Lender shall promptly provide notice to Borrower of its decision to suspend Borrower's ability to make Eurodollar Loans and/or require Borrower to repay all Eurodollar Loans and shall suspend the availability of Eurodollar Loans after the date of any such determination.

        (D) If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or a Default or Event of Default has occurred and is continuing, Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits required to fund or maintain the Eurodollar Loan.

        (E) Lender shall deliver a written statement as to the amount due, if any, under SECTIONS 3.2(C) or (D). Such written statement shall set forth in reasonable detail the calculations upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

        3.3. TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrower at any time upon or after the occurrence of an Event of Default, this Agreement shall be in effect for (a) a period of five (5) years from the date hereof, through and including May 22, 2000 (the " ORIGINAL TERM"), and (b) an additional one year period, through and including May 22, 2001 unless terminated by either Lender or Borrower by giving written notice of such termination to the other party no less than ninety (90) days prior to the end of the Original Term (the "RENEWAL TERM"). Upon written request by Borrower, Lender may, in its sole and absolute discretion, renew this Agreement for any number of successive one year periods thereafter (each such successive one year period, a "Renewal Term"), but Lender shall have no obligation to do so. Notwithstanding anything contained herein to the contrary, Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

        3.4.   EARLY TERMINATION BY BORROWER.

        (A) Borrower may prepay the Loans at any time during the term of this Agreement, in whole or in part, without premium, penalty or liquidated damages. However, if Borrower chooses to terminate the Revolving Credit Commitment, the Equipment Commitment and this Agreement (which all must terminate simultaneously) in its entirety, Borrower shall give Lender at least ninety (90) days prior written notice thereof if such termination occurs during the first twelve-month period of the Original Term, and at least six (6) months prior written notice thereof if such termination occurs during any other time, and, on the designated termination date, all of the Obligations shall become due and payable, in immediately available funds, and all Credit Enhancements issued by Lender or Bank shall have expired or otherwise been terminated.

        (B) At the effective date of any termination by Borrower under SECTION 3.4(A) of the entire Revolving Credit Commitment, the Equipment Commitment and this Agreement, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.50% of the Termination Amount if such termination occurs during the first twelve-month period of the Original Term (May 23, 1995 through May 22, 1996). If termination occurs at any other time during the Original Term, during any Renewal Term, or within one hundred-eighty (180) days from the date Lender submits a certificate to Borrower certifying a reduction in Lender's rate of return pursuant to
SECTION 3.1(G), no liquidated damages shall be payable.

        3.5 EFFECT OF TERMINATION. All of the Obligations shall be forthwith due and payable upon any termination of this Agreement in accordance with SECTION
3.4. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of Borrower or Lender in any way relating to (A) any transaction or event occurring prior to such termination or cancellation or (B) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations known existing, threatened or claimed which can be given a monetary value have been paid in full, in immediately available funds.

        3.6. PAYMENTS. Principal and interest on the Equipment Loans shall be payable as provided in the Equipment Note. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this SECTION 3.6 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

        (A) principal payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to SECTION 2.1 of this Agreement shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement.

        (B) interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement.

        (C) reasonable and itemized costs, fees and expenses payable pursuant to this Agreement shall be promptly payable by Borrower to Lender or to any other Person designated by Lender in writing.

        (D) the balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if not otherwise provided, then on demand.

        Borrower hereby irrevocably authorizes Lender, in Lender's good faith discretion, to advance to Borrower and to charge to the Loan Account as a Revolving Credit Loan, sums sufficient to pay all amounts due and payable under SECTIONS 3.6(B), (C) and (D) above and under the Equipment Note, whether or not any such advance would cause the outstanding Revolving Credit Loans to exceed the Borrowing Base.

        3.7. APPLICATION OF PAYMENTS AND COLLECTIONS. Except as otherwise provided in this SECTION 3.7, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by SECTION 5.2 a credit balance exists in the Loan Account with respect to the Revolving Credit Commitment, such credit balance shall not accrue interest in favor of Borrower, but shall be returned to Borrower within one (1) Business Day for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a payment of the Equipment Loans unless so requested by Borrower, but Lender may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default. Payments and collections received by Lender from the Dominion Account or otherwise in Chicago, Illinois (A) before 2:00 p.m. Central Standard Time on a Business Day shall be deemed received on such Business Day, and (B) after 2:00 p.m. Central Standard Time on a Business Day shall be deemed received on the next succeeding Business Day, in each case for purposes of determining the amount of Revolving Credit Loans and Equipment Loans available for borrowing hereunder and for purposes of computing interest on the Loans (subject in each case to final payment of all items and collections received in form other than immediately available funds). For so long as no Event of Default has occurred, all payments and collections deposited into the Dominion Account shall be transferred to a bank account specified by Borrower, and upon the occurrence of an Event of Default, Lender may, in its sole discretion, direct all such payments and collections to be transferred to a bank account specified by Lender. Borrower hereby agrees that it shall not (on a Consolidated basis) maintain more than One Million Dollars ($1,000,000) in its bank operating account.

        3.8. STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender, absent manifest error, shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within seventy-five (75) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

                      SECTION 4. COLLATERAL: GENERAL TERMS

        4.1. SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

        (A) Accounts;

        (B) Inventory;

        (C) Equipment (other than Equipment leased by Borrower);

        (D) General Intangibles;

        (E) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

        (F) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of CLAUSES (A), (B), (C), (D) and (E) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; ----------- --- --- --- --- and

        (G) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of CLAUSES (A), (B), (C), (D), (E) or
(F) above.

The Collateral shall not include the monies held at Southwest Bank of Texas, N.A. for the benefit of the Management Group and certain other employees of Cal Dive pursuant to that certain Collateral Security Agreement, dated as of January 12, 1995 among Cal Dive, Southwest Bank of Texas, N.A., the Management Group and the other parties named therein.

The security interests in the Collateral granted to Lender by Cal Dive are given in renewal, extension and modification of the security interests previously granted to Lender by Cal Dive in the Original Loan Documents; such prior security interests are not extinguished hereby; and the making, perfection and priority of such prior security interests shall continue in full force and effect.

        4.2. LIEN ON MARINE VESSELS. The due and punctual payment and performance of the Obligations shall be secured by the Lien created by the Ship Mortgage upon all marine vessels owned by Cal Dive described therein. Except as otherwise permitted herein, if Borrower shall acquire at any time or times hereafter any interest in other marine vessels, Borrower hereby agrees to promptly execute and deliver to Lender, as additional security and Collateral for the Obligations, Ship Mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "NEW SHIP MORTGAGES") covering such marine vessels. The Ship Mortgage and each New Ship Mortgage shall be duly recorded in each port where such recording is required to constitute a valid Lien on the marine vessels. Borrower shall deliver to Lender such other documents as Lender and its counsel may reasonably request relating to the Property subject to the Ship Mortgage and any New Ship Mortgages.

        4.3. LIEN ON OIL AND GAS PROPERTIES. Upon the request of Lender, the due and punctual payment and performance of the Obligations shall also be secured by a Lien upon any interest of Borrower in the Offshore Platforms and all other oil and gas Properties of Borrower. Borrower agrees that upon the request of Lender such Borrower shall promptly execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "NEW MORTGAGES") covering such interests in the Offshore Platforms and other oil and gas Properties. Each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid Lien on Borrower's interest in the Offshore Platforms and other oil and gas Properties covered thereby. Borrower further agrees that until such time as Lender requests that a New Mortgage be executed, such Borrower shall promptly execute and deliver to Lender a Negative Pledge Agreement covering such Borrower's interest in the Offshore Platforms and other oil and gas Properties. Each Negative Pledge Agreement shall be duly recorded in each office where a New Mortgage covering such interest in the Offshore Platforms and other oil and gas Properties would be required to be filed. Upon request, Borrower shall deliver to Lender agreements, documents, opinions, certificates and such other information as Lender and its legal counsel may reasonably request, relating to Borrower's interest in the Offshore Platforms and other oil and gas Properties subject to any Negative Pledge Agreement or any New Mortgage.

        4.4. REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to
Lender:

               (A) Subject to the statutory right of the MMS to approve the acquisition of an Offshore Platform and related oil and gas Properties and the provisions of the Buy-Sell Agreements, the Collateral is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by Borrower, and no other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

               (B) Except for Permitted Liens or as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting instruments or documents, the recording of the Ship Mortgage and each New Ship Mortgage under the 1989 Act, and the recording of each New Mortgage with the applicable filing offices.

               (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien, except for Statutory Liens contested by Borrower as required by SECTION 8.2(H). Borrower further warrants and guarantees the value, quantities, adequate condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral, except and to the extent only that such taxes, levies and other charges are being actively contested in good faith and by appropriate lawful proceedings, and Borrower has established adequate reserves therefor, which are properly reflected on the Consolidated Financial Statements, and the nonpayment of such taxes, levies and charges does not result in a lien upon any Collateral other than a Permitted Lien. Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

        4.5. LIEN PERFECTION. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

        4.6. REAL PROPERTY LIEN DOCUMENTATION. Borrower agrees to execute for Lender's benefit the leasehold mortgages, deeds of trust or other documents evidencing a collateral assignment of Borrower's interest in certain real Property owned or leased by Borrower and any additional real Property owned or leased by Borrower as Lender may request. Such documents shall be recorded, at the expense of Borrower, with such filing offices as may be required to evidence Lender's Lien upon the real Property owned or leased or hereafter acquired by Borrower.

        4.7. LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit, motor vehicles, marine vessels and diving equipment, will at all times be kept by Borrower at one or more of the business locations set forth in EXHIBIT D attached hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory and the providing of services in the ordinary course of business;
(B) the storage of Inventory at locations within the continental United States other than those shown on EXHIBIT D attached hereto if (i) Borrower gives Lender written notice of the new storage location at least sixty (60) days prior to storing Inventory at such location, (ii) except for Statutory Liens contested by Borrower as required by SECTION 8.2(H), Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon,
(iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Lender not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; (C) temporary transfers (for period not to exceed three months in any event) of Equipment from a location set forth on EXHIBIT D attached hereto to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business; and
(D) removals in connection with dispositions of Equipment that are authorized by
SECTION 6.4.

        4.8. INSURANCE OF COLLATERAL. Borrower agrees to maintain and pay for insurance upon all Collateral (other than Offshore Platforms) wherever located, in storage or in transit, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with insurance companies acceptable to Lender. Borrower shall deliver to Lender certificates regarding such insurance and the originals of such policies when available, with satisfactory endorsements naming Lender as loss payee or co-insured and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise required by Lender.

        4.9. PROTECTION OF COLLATERAL. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due or is not actively contesting such taxes in good faith and by appropriate proceedings and has not established adequate reserves, which are properly reflected on the Consolidated Financial Statements, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Applicable Annual Rate for Base Rate Loans. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate applicable to Base Rate Loans, shall be considered Obligations hereunder secured by all Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

                   SECTION 5. PROVISIONS RELATING TO ACCOUNTS

        5.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each
Account:

               (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (B) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (C) except for the long-term Accounts due from Ivory Production Co. and guaranteed by Blue Dolphin Energy Corporation outstanding as of the Closing Date, it has been generated in compliance with Borrower's normal credit policies as historically in effect (or as modified from time to time on prior written notice to Lender) or on such other reasonable terms disclosed in writing to Lender in advance of the creation of such Account, and such terms are expressly set forth on the face of the invoice covering such sale or rendition of services;

               (D) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

               (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business and which are disclosed to Lender;

               (F) to the best of Borrower's knowledge, there are no facts, events or occurrences which have not been disclosed to Lender which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

               (G) to the best of Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

               (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

        5.2. ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. If so requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts on a monthly or more frequent basis, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a monthly basis, unless requested on a more frequent basis by Lender, a sales and collections report for the preceding month, in form satisfactory to Lender. On or before the last day of each month from and after the date hereof, Borrower shall deliver to Lender, in form satisfactory to Lender, a detailed listing of all Unbilled Accounts existing as of the last day of the preceding month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and a listing of all disputed amounts due and owing (a "SCHEDULE OF ACCOUNTS"), and upon Lender's request therefor, the reason for any disputed amounts, all claims related thereto and the amount in controversy, and addresses, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled, and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

        5.3.   ADMINISTRATION OF ACCOUNTS.

               (A) Borrower shall report discounts, allowances or credits granted by Borrower that are not shown on the face of the invoice for the Account involved to Lender at the time of its submission to Lender of the next Schedule of Accounts as provided in SECTION 5.2 or more frequently upon the request of Lender. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

               (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Borrower shall notify Lender if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Lender shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

               (C) Whether or not an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

        5.4.   COLLECTION OF ACCOUNTS.

               (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in the Dominion Account. Lender shall have the right at any time after the occurrence of an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

               (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

       SECTION 6. PROVISIONS RELATING TO EQUIPMENT AND OFFSHORE PLATFORMS

               6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. With respect to the Equipment and the Offshore Platforms, Borrower represents, warrants and covenants to and with Lender that:

               (A) substantially all of the Equipment is in adequate operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

               (B) except for Equipment affixed to Offshore Platforms in the ordinary course of ERT's business (which Equipment shall not be included in the Equipment Borrowing Base), Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Lender or subject to Permitted Liens.

        6.2. EVIDENCE OF OWNERSHIP OF EQUIPMENT. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.


        6.3. RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with SECTION 6.4, and shall furnish Lender with a current schedule, in form and substance satisfactory to Lender, containing the foregoing information on at least an annual basis and more often if requested by Lender.

        6.4. DISPOSITIONS. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment, any Offshore Platform or any oil and gas Properties, or any part thereof without the prior written consent of Lender; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to dispositions required by the United States government, or, for so long as no Event of Default exists, to (A) (i) dispositions of Offshore Platforms, oil and gas Properties and related Equipment by ERT in the ordinary course of business, or (ii) dispositions of any other Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of One Hundred Fifty Thousand Dollars ($150,000) or less; PROVIDED, THAT, all proceeds thereof are turned over to Lender, or (B) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value; PROVIDED, THAT, (i) the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, (ii) the replacement Equipment shall be free and clear of Liens other than Permitted Liens, (iii) Borrower shall give Lender at least five (5) days prior written notice of such disposition and (iv) Borrower shall turn over to Lender all proceeds realized from any such disposition.

                         SECTION 7.  REPRESENTATIONS AND WARRANTIES

        7.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender as follows:


               (A) ORGANIZATION AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT E attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

               (B) CORPORATE NAMES. Since July 27, 1990, Cal Dive, and since September 30, 1992, ERT, have not been known as or used any corporate, fictitious or trade names except as disclosed on EXHIBIT F attached hereto and made a part hereof. Except as set forth on EXHIBIT F attached hereto, Borrower has not, during the preceding three years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

               (C) CORPORATE POWER AND AUTHORITY. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

               (D) LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

               (E) USE OF PROCEEDS. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or Properties.

               (F) MARGIN STOCK. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

               (G) GOVERNMENTAL CONSENTS. Except where failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or Properties, Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

               (H) PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on EXHIBIT G attached hereto and made a part hereof. ---------

               (I) CAPITAL STRUCTURE. EXHIBIT H attached hereto and made a part hereof states (i) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares of stock it purports to own of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. Except as provided in EXHIBITS H and I attached hereto, there are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. Except as provided in EXHIBITS H and I attached hereto, there are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

               (J) SOLVENT FINANCIAL CONDITION. Borrower is now and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.

               (K) RESTRICTIONS. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties other than as set forth on EXHIBIT J attached hereto. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT J attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

               (L) LITIGATION. Except as set forth on EXHIBIT K attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on EXHIBIT K attached hereto, except as indicated on such EXHIBIT K, involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

               (M) TITLE TO PROPERTIES. Subject to the statutory right of the MMS to approve the acquisition of an Offshore Platform and related oil and gas Properties and the provisions of the Buy-Sell Agreements, Borrower and its Subsidiaries each has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its oil and gas Properties and real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens. EXHIBITS D and S attached hereto identifies all of the Offshore Platforms, other oil and gas Properties and real Property leased or owned by Borrower and its Subsidiaries and, if leased, identifies the lessor thereof.

               (N) FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated balance sheet of Borrower and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of December 31, 1994, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of Borrower and its Subsidiaries at such dates and the results of Borrower's operations for such periods. Since December 31, 1994 there has been no material change in the condition, financial or otherwise, of Borrower, its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and other Property owned by Borrower or its Subsidiaries or such other Persons, except as otherwise disclosed in the footnotes to such financial statements and changes in the ordinary course of business, which individually or in the aggregate has not been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

               (O) FULL DISCLOSURE. The financial statements referred to in
SECTION 7.1(N), do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

               (P) ERISA. Except as disclosed in EXHIBIT L attached hereto, there are no Pension Plans or Multiemployer Plans and no fact exists that could result in any material liability (other than as disclosed on Borrower's financial statements) to Borrower relating to any former Plan. No Reportable Event has occurred with respect to any Pension Plan that is not a Multiemployer Plan. No Prohibited Transaction has occurred. The PBGC has not instituted proceedings to terminate any Pension Plan. No ERISA Affiliate nor any duly appointed administrator of a Pension Plan has (i) incurred any liability to the PBGC with respect to a Pension Plan other than for premiums not yet due and payable, or (ii) instituted or intends to institute proceedings under Section 4041(c) of ERISA to terminate any Pension Plan, or (iii) instituted proceedings to withdraw from any Pension Plan that is a Multiemployer Plan. No "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA exists with respect to any Pension Plan. No liability has been incurred by any ERISA Affiliate which remains unsatisfied for any taxes or penalties, with respect to any Plan that is not a Multiemployer Plan or, to the best of Borrower's knowledge and belief, with respect to any Multiemployer Plan. No litigation is pending or threatened concerning or involving any Plan. No amendment to any Pension Plan has been adopted such that security is required to be given pursuant to IRC Section 401(a)(29) and no lien exists under IRC Section 412(n) with respect to any Plan. Except as shown on EXHIBIT L attached hereto with respect to the date and using the assumptions described thereon, and to the best of Borrower's knowledge and belief, no unfunded or unreserved liability exists for benefits under any Plan that would have a material adverse effect. No ERISA Affiliate contributes to, has contributed to, or is or has been obligated to contribute to, any Multiemployer Plan. No ERISA Affiliate maintains any Plan which provides benefits to an employee or the employee's dependents after the employee terminates employment other than as required by law and no written or oral representations have been made to any employee or former employee promising or guaranteeing any employer payment or funding for the continuation of medical, dental, or disability coverage beyond that legally required.

               (Q) TAXES. The federal tax identification numbers for Cal Dive and ERT are 95-3409686 and 76-0413713, respectively. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year. There are no material unresolved questions or claims concerning any tax liability of Borrower except as described in EXHIBIT M attached hereto. None of the transactions contemplated hereby or under any agreements referred to hereunder will result in any material tax liability for Borrower or result in any other material adverse tax consequence for Borrower. EXHIBIT N attached hereto contains an accurate list of all taxing authorities to which Borrower and its Subsidiaries and their respective Properties are subject. No Properties of Borrower or its Subsidiaries are or could become subject to any Lien in favor of any such taxing authorities for nonpayment of taxes, except as specified on EXHIBIT N attached hereto.

               (R) LABOR RELATIONS. Except as described on EXHIBIT O attached hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

               (S) COMPLIANCE WITH LAWS. Except as disclosed on EXHIBIT P attached hereto as to existing violations of Environmental Laws (the "EXISTING ENVIRONMENTAL VIOLATIONS"), Borrower has duly complied with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules, regulations orders, citations and notices applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA, Environmental Laws, the Securities Act of 1933, the Securities Exchange Act of 1934, the Fair Labor Standards Act, laws relating to income, unemployment, payroll or social security taxes and Plans under ERISA, the Flood Disaster Protection Act of 1973, the Consumer Credit Protection Act, the Federal Trade Commission Act, statutes creating and governing the Bureau of Alcohol, Tobacco and Firearms, and any and all state statutes or pronouncements addressing, or related to, subjects the same as or comparable to those covered by such enumerated federal statutes, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

               (T) SURETY OBLIGATIONS. Except as described in EXHIBIT Q attached hereto, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               (U) NO DEFAULTS. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

               (V) BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

               (W) BUSINESS LOCATIONS; AGENT FOR PROCESS. During the preceding three year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on EXHIBIT D attached hereto.

               (X) TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               (Y) LEASES. EXHIBIT R attached hereto is a complete listing of all capitalized leases of Borrower and EXHIBIT S attached hereto is a complete listing of all operating leases of Borrower.


               (Z) INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               (AA) OSHA AND ENVIRONMENTAL COMPLIANCE.

               (i) Except for the Existing Environmental Violations, Borrower is in compliance with, and its facilities, business, operations, assets, Property, leaseholds, Offshore Platforms and Equipment are in compliance in all material respects with, the provisions of OSHA, the Resource Conservation and Recovery Act, all Environmental Laws and all permits issued to Borrower under any Environmental Laws; there have been no and are not now any outstanding citations, notices or orders of non-compliance issued to Borrower, nor is Borrower aware of any potential or threatening citations, notices or orders of noncompliance that may be issued to Borrower or relating to its business, assets, Property, leaseholds, Offshore Platforms or Equipment under such laws, rules or regulations.

                      (ii) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                      (iii) Except for the Existing Environmental Violations,
(a) there are no visible signs of material releases, spills, discharges, leaks or disposal (collectively referred to as "RELEASES") of Hazardous Substances at, upon, under or within any Real Property in violation of any Environmental Law, nor is Borrower aware of the existence of any nonvisible Releases; (b) there are no underground storage tanks or polychlorinated biphenyls on the Real Property; (c) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Substance (except for the storage of fuels, Hydrocarbons, lubricants, solvents, paints and coatings, compressed gases, explosives, anti-oxidants, rust inhibitors, surfactants, CO2 scavengers, soap and chemical dispersants, batteries and similar or substitute items, substances or chemicals used or useful in the ordinary course of business by Borrower (collectively the "LAWFUL SUBSTANCES")); and (d) no Hazardous Substances are present on the Real Property in violation of any Environmental Laws.

        7.2. REAFFIRMATION. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default unless otherwise disclosed to Lender in writing and (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes in writing or such changes are expressly permitted by this Agreement.

        7.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto until four (4) years and one (1) day after all of the Obligations have been paid in full.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

               8.1. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

               (A) TAXES AND LIENS. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable (and, if requested by Lender, provide Lender with proof that Borrower or such Subsidiary has done so), except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties, except for Permitted Liens. Borrower shall also make timely payment or deposit of all FICA payments and withholding taxes required of it by the applicable laws, and will, upon request, furnish Lender with proof satisfactory of it that Borrower has made such payments or deposits.

               (B) TAX RETURNS. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

               (C) PAYMENT OF BANK CHARGES. Pay to Lender, on demand, any and all reasonable and customary fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

               (D) BUSINESS AND EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary.

               (E) MAINTAIN PROPERTIES. Maintain, and cause each Subsidiary to maintain, its Properties in adequate operating condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.


               (F) COMPLIANCE WITH LAWS AND REMEDIATION OF EXISTING ENVIRONMENTAL VIOLATIONS. (i) Except for the Existing Environmental Violations and the storage of the Lawful Substances, comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership or lease of its Properties or to the conduct and operation of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

               (G) ERISA COMPLIANCE. Each ERISA Affiliate will (i) make prompt payment of all contributions it is obligated to make under all Plans or are required to meet the minimum funding standard set forth in ERISA, (ii) within thirty (30) days after the filing thereof, furnish to Lender each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans that is not a Multiemployer Plan for each Plan year, (iii) notify Lender prior to any request for a waiver of the funding requirements of IRC Section 412 or the commencement of any distress termination pursuant to ERISA Section 4041(c), (iv) notify Lender immediately of any Reportable Event, Prohibited Transaction, and of any fact arising in connection with any of its Plans that is not a Multiemployer Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, (v) notify Lender immediately of any event which is likely to give rise to an assertion of withdrawal liability in connection with a Multiemployer Plan, and (vi) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan as may be reasonably requested.

               (H) BUSINESS RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

               (I) VISITS AND INSPECTIONS. Upon two (2) Business Days notice to Borrower, permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations; PROVIDED, HOWEVER, if a Default or Event of Default exists, Lender shall not be required to give notice to Borrower prior to inspection or visitation by Lender of Borrower's Properties.

               (J) FINANCIAL STATEMENTS. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                       (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

                       (ii) as soon as possible, but not later than thirty (30) days after the end of each month (except for the month of January) hereafter, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a consolidating basis certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                       (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

                       (iv) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, vendor listings and bank statements.

        Upon receipt, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with the financial statements described in CLAUSE (I) above and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in CLAUSE (I) above and the financial statements for the months ending on March 30, June 30, September 30 and December 31 of each calendar year delivered pursuant to CLAUSE (II) above, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT T attached hereto.

               (K) NOTICES TO LENDER. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, and of the receipt of any order or citation from any federal, state or local agency which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding Five Thousand Dollars ($5,000); (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

               (L) LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

               (M) SUBORDINATIONS. Except for Permitted Purchase Money Indebtedness, provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations. For purposes of this SECTION 8.1(M), the term "Affiliate" shall include First Reserve.

               (N) FURTHER ASSURANCES. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds One Thousand Dollars ($1,000), arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

               (O) TAX CERTIFICATE. Within ninety (90) days after the end of each fiscal year of Borrower, or more frequently if requested by Lender, cause the chief financial officer of Borrower to prepare and deliver to Lender a tax certificate in the form of EXHIBIT U attached hereto, with appropriate insertions.

               (P) MARINE VESSEL APPRAISALS. Lender shall prepare an appraisal of the marine vessels owned by Borrower no less than semi-annually from the Closing Date at Borrower's expense.


               (Q) MARINE VESSEL CERTIFICATIONS. As soon as available, and in any event no later than thirty (30) days after receipt by Borrower, deliver to Lender copies of Coast Guard Certificates of Inspection and ABS Load Line Certifications (or similar certificates issued for foreign registered marine vessels) for each marine vessel owned by Borrower.

               (R) MARINE VESSEL MAINTENANCE. Keep adequate records with respect to maintenance of marine vessels which detail drydocking, machinery overhauls and maintenance history for each marine vessel owned by Borrower.

               (S) PROJECTIONS. As soon as available, and in any event no later than thirty (30) days after the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming fiscal year, on a month by month basis.

               (T) SYSTEMS. Maintain any system reasonably requested by Lender for creating backup data on computer hardware, software or firmware, such as Accounts and customer lists, and deliver and pledge to Lender such tapes or discs with respect thereto as may be required by Lender.


               (U)    ENVIRONMENTAL MATTERS.

                       (i) Ensure that the Real Property remains in compliance with all Environmental Laws where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects or Properties, and it will not place or permit to be placed any Hazardous Substance on any Real Property except as not prohibited by applicable law or appropriate governmental authorities. Notwithstanding the foregoing, Lender and Borrower recognize the Existing Environmental Violations and the storing of the Lawful Substances and Borrower hereby agrees to ensure that all Existing Environmental Violations are remediated in a diligent and timely manner.

                       (ii) Establish and maintain an adequate system to assure and monitor continued compliance with all applicable Environmental Laws appropriate to the nature of Borrower's business.

                       (iii) (a) employ in connection with its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws, and (b) dispose of any and all Hazardous Substance generated at the Real Property only at facilities and with carriers that maintain valid permits under the Resource Conservation and Recovery Act and any other applicable Environmental Laws. Borrower shall obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators in connection with the transport or disposal of any Hazardous Substance generated at the Real Property.

                       (iv) In the event the Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "HAZARDOUS DISCHARGE") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws (any of the foregoing is referred to herein as an "ENVIRONMENTAL COMPLAINT") from any Person or entity, including any state or local agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "AUTHORITY"), then the Borrower shall, within five (5) Business Days, give written notice of same to the Lender setting forth facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint. Such notice is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                       (v) Promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to the Lender until the claim is settled. The Borrower shall promptly forward to the Lender copies of all documents and reports concerning a Hazardous Discharge that the Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow the Lender to protect Lender's security interest in the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                       (vi) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. Borrower shall be deemed to be taking all necessary action only if, and for so long as, the execution or enforcement of an Environmental Complaint is, and continues to be, effectively stayed and the Borrower maintains adequate reserves therefore, which are properly reflected on Borrower's Consolidated Financial Statements, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business. If Borrower shall fail to so respond to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects or Properties, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in
Collateral: (a) give such notices or (b) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Applicable Annual Rate for Base Rate Loans shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                      (vii) Promptly upon the written request of the Lender, in connection with any Hazardous Discharge or Environmental Complaint as described in CLAUSE (VI) immediately preceding, provide to Lender, at the Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Lender.

                       (viii) Defend and indemnify Lender and hold Lender, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting its business and operations or the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing. Borrower's obligations under this SECTION 8.1(U) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property or Borrower's use of Hazardous Substances in its business and operations, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                       (ix) For purposes of SECTION 7.1(AA), 8.1(U) and 8.2(AA), all references to "REAL PROPERTY" shall be deemed to be all of Borrower's right, title and interest in and to all leased and owned premises, including, without limitation, the Offshore Platforms.


               (V) KEY MAN LIFE INSURANCE. Maintain and pay for life insurance on each of Gerald G. Reuhl and Owen E. Kratz in a minimum amount of Six Million Dollars ($6,000,000) per insured with insurance companies acceptable to Lender, which life insurance policies shall be assigned to Lender within sixty (60) days from the Closing Date pursuant to an assignment agreement in form and substance satisfactory to Lender and the insurance company issuing such life insurance policy.

               (W) EXCESS AVAILABILITY. Maintain Excess Availability of (i) no less than Two Million Dollars ($2,000,000) immediately prior to and after giving effect to the acquisition of any oil and gas Properties by ERT, and (ii) no less than Four Million Dollars ($4,000,000) immediately prior to and after giving effect to the acquisition (excluding a lease arrangement) and deployment of both a barge and a dive support vessel by Cal Dive.

                       8.2. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                       (A) MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger between both Borrowers, or a Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person.

                       (B) LOANS. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Subsidiaries, Affiliates, officers or employees and First Reserve.

                       (C) TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, except: (i) Obligations owing to Lender; (ii) unsecured accounts payable to trade creditors which are not aged more than ninety (90) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent public accountants; (iii) Obligations to pay Rentals permitted by SECTION 8.2(U); (iv) Permitted Purchase Money Indebtedness; (v) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and (vi) Indebtedness not included in CLAUSES (I) through
(V) above which does not exceed at any time, in the aggregate, the sum of Fifty Thousand Dollars ($50,000).

                       (D) AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or First Reserve, except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary, (ii) transactions contemplated by the Shareholders Agreement, in effect on the Closing Date, and (iii) equity contributions to Borrower by First Reserve on terms and conditions acceptable to Lender.

                       (E) PARTNERSHIPS OR JOINT VENTURES. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

                       (F) ADVERSE TRANSACTIONS. Except for Turn Key Contracts, enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Lender pursuant to SECTION 5.2.

                       (G) GUARANTIES. Except as described on EXHIBIT V attached hereto guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person (other than a guarantee by Cal Dive on behalf of ERT), except by endorsement of instruments or items of payment for deposit or collection.

                       (H) LIMITATION ON LIENS. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by SECTION 8.1(A), but only if in Lender's sole discretion and judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, operators and other like Persons or common law maritime liens or liens under the Federal Maritime Lien Act or similar state statutes (collectively, the "STATUTORY LIENS") for labor, materials, supplies, injuries or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender, or if, and for so long as, the execution or other enforcement of such Liens is, and continues to be, effectively stayed, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of SECTION 8.2(C); (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property other than as described in EXHIBIT W attached hereto; PROVIDED, THAT, in Lender's judgment, which will be exercised in good faith, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (ix) such other Liens as described on EXHIBIT W attached hereto; and (x) such other Liens as Lender may hereafter approve in writing.

                       (I) DISTRIBUTIONS. Without the prior written consent of Lender, declare or make, or permit any Subsidiary to declare or make, any Distributions except for the repurchase of its Securities from employees.


                       (J) SUBSIDIARIES. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

                       (K) BUSINESS LOCATIONS. Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to Accounts, Equipment or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on EXHIBIT D attached hereto, except upon at least 60 days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

                       (L) CHANGE OF BUSINESS. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

                       (M) DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary, or (iii) dispositions expressly authorized by SECTION 6.4.

                       (N) NAME OF BORROWER. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on EXHIBIT F attached hereto.

                       (O) BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                       (P) USE OF LENDER'S NAME. Without the prior written consent of Lender, use the name or trademark of Lender or the name or trademark of any affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

                       (Q) MARGIN SECURITIES. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U or X or any other regulation of the Federal Reserve Board then in effect.

                       (R) RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

                       (S) FISCAL YEAR. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.


                       (T) STOCK OF SUBSIDIARY, ETC. Sell or otherwise dispose of any Security of any Subsidiary, except in connection with a transaction permitted under SECTION 8.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.


                       (U) LEASES. Become a lessee under (i) any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve consecutive months under the lease in question and all other leases under which Borrower is then lessee (other than the Time Charter) would exceed $350,000, or (ii) the Time Charter unless the terms and conditions thereof are approved by Borrower's Board of Directors and acceptable to Lender.

                       (V) TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                       (W) PREPAYMENTS. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Money Borrowed, except that (i) Borrower and its Subsidiaries may prepay outstanding Money Borrowed in connection with a Purchase Money Lien from the proceeds of the sale of property subject to such Lien, and (ii) Borrower may prepay Lender as provided in this Agreement or any of the Other Agreements.

                       (X) COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) Use any of the Real Property or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances (other than the Lawful Substances), (ii) cause or permit to be located on any of the Real Property any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Property, (iv) conduct any activity at any Real Property or any other location or use any Real Property in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Property, or (v) otherwise conduct any activity at any Real Property or any other location or use any Real Property or any other location in any manner that would violate any Environmental Law or bring such Real Property in violation of any Environmental Law.

                       (Y) AMEND ANY PENSION PLAN. Amend any Pension Plan so as to require security to be provided pursuant to IRC Section 401(a)(29).

        8.3. SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:


               (A) MAINTAIN INCOME FROM OPERATIONS. As calculated on the last day of each quarter for the twelve (12) consecutive months then ended, maintain, on a Consolidated basis, Income from Operations of not less than Five Million Dollars ($5,000,000).

               (B) MAXIMUM LEVERAGE RATIO. Maintain, on a Consolidated basis, a ratio of (i) total Indebtedness to (ii) Adjusted Tangible Net Worth of not more than the ratio shown below as calculated on the last day of each quarter during the periods corresponding thereto:


                             PERIOD                              RATIO

                  Closing Date through September 30, 1995      1.30 to 1.0

                  October 1, 1995 through September 30, 1996   1.25 to 1.0

                  October 1, 1996 and thereafter               1.15 to 1.0

               (C) FIXED CHARGE COVERAGE RATIO. As calculated on the last day of each quarter for the twelve (12) consecutive months then ended, maintain, on a Consolidated basis, a Fixed Charge Coverage Ratio of not less than the ratio shown below during the periods corresponding thereto:


                             PERIOD                              RATIO

                  Closing Date through December 31, 1995       10.0 to 1.0

                  Thereafter                                   7.0 to 1.0


               (D) CURRENT RATIO. As calculated on the last day of each quarter, maintain, on a Consolidated basis, a ratio of (i) Current Assets to (ii) Current Liabilities (excluding the Revolving Credit Loans), of not less than 1.5 to 1.0.

                         SECTION 9. CONDITIONS PRECEDENT

        Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loan under SECTION 2 unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its legal counsel:

               9.1. DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

               (A) certificates evidencing Borrower's casualty insurance policies, together with endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certificates evidencing Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

               (B) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in SECTION 4.3(B);

               (C) on or prior to the Closing Date, landlord or warehouseman agreements with respect to all premises leased by Borrower, other than the premises located at 1028 Jackson, Morgan City, Louisiana and prior to sixty (60) days after the Closing Date, a landlord agreement for the premises located at 1028 Jackson, Morgan City, Louisiana;

               (D) a copy of the Articles of Incorporation of Borrower, and all amendments thereto, certified within fifteen (15) days before the Closing Date by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

               (E) a copy of the bylaws of Borrower, and all amendments thereto, certified as of the Closing Date by the Secretary of Borrower;

               (F) good standing certificates for Borrower, issued within fifteen (15) days before the Closing Date by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

               (G) a Closing Certificate signed by two (2) duly authorized senior officers of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in SECTION 7 are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no Default or Event of Default has occurred or is continuing;

               (H) the Security Documents and the Guaranty duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

               (I) the Other Agreements duly executed and delivered by Borrower;

               (J) the favorable, written opinion of Robins, Kaplan, Miller & Ciresi, counsel to Borrower, regarding Borrower, the Loan Documents and the transactions contemplated by the Loan Documents, in form and substance satisfactory to Lender and its legal counsel;

               (K) duly executed agreement establishing the Dominion Account with a financial institution acceptable to Lender for the collection or servicing of the Accounts;

               (L) documents delivered by Cal Dive to Lender which set forth the status of its remediation efforts with respect to the Amelia, Louisiana facility;

               (M) Such documents, instruments and agreements as Lender shall require, in its sole discretion, in connection with the remediation of the Existing Environmental Violations;

               (N) a Borrowing Base Certificate in the form of EXHIBIT X attached hereto, reflecting that Borrower has Eligible Accounts and Equipment, in which Lender has a perfected first priority Lien, in amounts sufficient in value and amount to support the initial Revolving Credit Loan and Equipment Loan in the amount requested by Borrower;

               (O) a certificate regarding Equipment signed by a duly authorized senior officer of Borrower dated the date hereof, reflecting the type, value and location of Borrower's Equipment; and

               (P) such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters, including, without limitation, any items identified in the closing checklist delivered by Lender to Borrower immediately prior to the Closing Date.

               9.2. OTHER CONDITIONS. The following conditions have been and shall continue to be satisfied:

               (A) no Default or Event of Default shall exist;

               (B) each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

               (C) since December 31, 1994, except for changes which are reflected on the financial statements and notes through March 31, 1995 prepared by management and submitted to Lender, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower or its Subsidiaries, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower or its Subsidiaries;

               (D) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

               (E) Borrower shall have paid all expenses of Lender pursuant to any invoices presented to Borrower relating to the negotiation, preparation and execution of the Loan Documents, including, without limitation, reasonable attorneys' fees;

               (F) all representations and warranties made by Borrower to Lender in the Loan Documents shall be true and correct;

               (G) Borrower shall have paid to Lender all fees required by
SECTION 3 to be paid on the Closing Date; ---------

               (H) Lender's servicing requirements for the Loans shall have been approved by Lender's division credit officer; and

               (I) all covenants in this Agreement shall have been approved by Lender's division credit officer.

               SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

        10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

               (A) PAYMENT OF EQUIPMENT NOTE. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Equipment Note on the due date of such installment.


               (B) PAYMENT OF OTHER OBLIGATIONS. Borrower shall fail to pay any of the Obligations that are not evidenced by the Equipment Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure to pay is not remedied within ten (10) days.

               (C) MISREPRESENTATIONS. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

               (D) BREACH OF COVENANTS. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in SECTIONS 4.2, 4.3, 4.5, 4.6, 5.4(B), 6.4, 8.1(A), 8.1(F), 8.1(I), 8.1(J), 8.1(O), 8.2 or 8.3 of this
Agreement or (ii) any other covenant contained in this Agreement (other than a covenant of default of which the performance or observance is dealt with specifically elsewhere in this SECTION 10.1) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

               (E) DEFAULT UNDER OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.

               (F) DEFAULT UNDER SECURITY DOCUMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

               (G) OTHER DEFAULTS. There shall occur an event of default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness greater than One Hundred Thousand Dollars ($100,000) (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

               (H) UNINSURED LOSSES; UNAUTHORIZED DISPOSITIONS. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to deductibles), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

               (I) ADVERSE CHANGES. There shall occur any material adverse change in the financial condition or business prospects of Borrower or a material impairment of the prospect of repayment of all or any portion of the Obligations.


               (J) INSOLVENCY, ETC. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than thirty
(30) days), or Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

               (K) BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or all or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

               (L) CHANGE OF MANAGEMENT OR OWNERSHIP. (i) Two (2) or more members of the Management Group shall cease to be employed by Borrower in a management capacity or (ii) the Management Group shall cease to control more than thirty-three percent (33%) of the issued and outstanding capital stock of Cal Dive, or Cal Dive shall cease to own and control, beneficially and of record eighty percent (80%) of the issued and outstanding capital stock of ERT.

               (M) ERISA. (i) Both events described in CLAUSES (A) and (B) following shall occur: (a) either (w) proceedings have been instituted to terminate, or a notice of termination has been filed with respect to, any Pension Plan (other than a Multiemployer Plan) by any ERISA Affiliate, the PBGC or any representative of either, or any such Pension Plan shall be terminated under Section 4041 or Section 4042 of ERISA, (x) a Reportable Event has occurred with respect to any Pension Plan (other than a Multiemployer Plan) and continues for a period of sixty (60) days, (y) a Prohibited Transaction has occurred, or
(z) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, a Pension Plan has occurred, and (b) the sum of any liability to PBGC under
Section 4062 of ERISA, PLUS the currently payable obligations of any ERISA Affiliate to fund liabilities under all Pension Plans (when aggregated with the liabilities related to the events described in CLAUSE (A) above), shall have a material adverse effect;

               (ii) Any of the events described in CLAUSES (A), (B), or (C) following shall occur with respect to any Multiemployer Plan: (a) any ERISA Affiliate incurs a withdrawal liability under Section 4201 of ERISA, or (b) any Multiemployer Plan is "in reorganization" as that term is defined in Section 4241 of ERISA, or (c) any such Multiemployer Plan is terminated under Section 4041A of ERISA; and the aggregate liability likely to be incurred by any ERISA Affiliate as a result of all or any of the events occurring that are specified in CLAUSES (A), (B) and (C) above when aggregated with any liabilities arising pursuant to any event described in the preceding CLAUSE (I), shall have a material adverse effect.

               (iii) Borrower adopts or amends any Plan so as to create or result in a liability or funding obligation that has a material adverse effect, or when aggregated with all other liabilities described in this SECTION 10.1(N), has a material adverse effect.

               (N) LITIGATION. Borrower, First Reserve, or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

               (O) REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. ERT shall revoke or attempt to revoke the Guaranty Agreement signed by ERT, or shall repudiate its liability thereunder or shall fail to observe or comply with the terms thereof.

               (P) CRIMINAL FORFEITURE. Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material Property of Borrower.

               (Q) JUDGMENTS. Any money judgment, writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

               (R) ENVIRONMENTAL MATTERS. Borrower shall (i) (a) become obligated to pay in excess of Two Hundred Fifty Thousand Dollars ($250,000) for uninsured damages, costs or remedial actions arising from the Existing Environmental Violations, and (b) fail to pay or secure adequate financing from Persons other than Lender to pay for all such excess damages, costs or remedial actions, or (ii) fail to comply in any material respect with any order, decree, ruling, or plan issued by the Environmental Protection Agency or any other federal, state or local governmental authority regarding any investigation, remediation or clean-up of the Existing Environmental Violations or any other Environmental Violation arising subsequent to the Closing Date.

        10.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with SECTION 3.6 hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender (whether under this Agreement, or any of the other Loan Documents or otherwise) shall, at Lender's option (or, in the case of an Event of Default under SECTION 10.1(J) hereof, immediately upon the occurrence thereof), become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

               10.3. REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

               (A) All of the rights and remedies of a secured party under the Code, the 1989 Act or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

               (B) The right to take immediate possession of the Collateral, and
(i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

               (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable. Borrower agrees that ten days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

               (D) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

               (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations.

               (F) With respect to the face amount of all LC Guaranties and Letters of Credit issued by Lender or Bank Lender may, at its option, require Borrower to deposit with Lender funds equal to such face amount, and if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not such advance would cause the outstanding balance of Revolving Credit Loans to exceed the Borrowing Base). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit issued by Lender or Bank have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

        10.4. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained or of any of the other rights or remedies of Lender as provided by any applicable law or in equity. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral or other rights or remedies shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

                                  SECTION 11.  MISCELLANEOUS

        11.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, in either Borrower's or Lender's name, but at the cost and expense of Borrower:

               (A) At such time or times hereafter as Lender or said agent may determine and after notice to Borrower, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

               (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;
(iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
(viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

        11.2. INDEMNITY. Borrower hereby indemnifies, holds harmless, and shall defend Lender and its directors, officers, agents, counsel and employees ("INDEMNIFIED PERSONS") from and against any and all losses, liabilities, damages, costs, expenses, suits, actions and proceedings ("LOSSES") ever suffered or incurred by any Indemnified Person arising out of or relating to this Agreement or any other transaction contemplated hereby, including, without limitation, any Losses caused by the negligence of such Indemnified Person, but not including any Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and Borrower shall reimburse Lender and each other Indemnified Person for any expenses (including in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom, including any such costs of responding to discovery requests or subpoenas, regardless of whether Lender or such other Indemnified Person is a party thereto). Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender or any other Indemnified Person by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Borrower may select counsel with respect to any Losses; PROVIDED, HOWEVER, each Indemnified Person shall have the right to monitor the progress of any claims, suits and administrative proceedings defended by Borrower hereunder with counsel of such Indemnified Person's choice, or conduct its defense through counsel of such Indemnified Person's choice, in the event that (i) such Indemnified Person determines in good faith that the conduct of its defense by Borrower could be materially prejudicial to such Indemnified Person's interests or that other reasonable grounds exist which demonstrate a lack of effectiveness or high level of quality in the conduct of such defense by Borrower, and (ii) prior to retaining such counsel for such purpose, such Indemnified Person shall consult with Borrower and shall attempt in good faith to agree upon counsel to conduct the defense on behalf of Borrower and such Indemnified Person, and in each case the fees and disbursements of such counsel shall be paid by Borrower; PROVIDED, HOWEVER, that if such mutual agreement is not reached within a reasonable time on selecting counsel, then such Indemnified Person may retain its own counsel at Borrower's expense. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this SECTION 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

        11.3. MODIFICATION OF AGREEMENT. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

        11.4. REIMBURSEMENT OF EXPENSES. Without limiting Borrower's obligations for payment of expenses as provided elsewhere in this Agreement or in any other Loan Document, if, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender incurs any out-of-pocket expenses (including, without limitation, the fees and expenses of Lender's attorneys if Lender retains legal counsel) in connection with: (A) the negotiation and preparation of the Loan Documents, any amendment or modification of any Loan Documents; or (B) the administration of the Loan Documents and the transactions contemplated thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, any Loan Documents, Lender's and Borrower's relationship, or Borrower's affairs; (D) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of any Loan Documents, including, without limitation, the Account Debtors; (E) the exercise or enforcement of any rights, remedies or privileges of Lender under the Loan Documents or applicable law; (F) the analysis of information received in connection with any Loan Documents; (G) the audit or appraisal of any Collateral or Borrower's books and records; (H) the granting of any consents or waivers requested in connection with the Loan Documents; (I) the collection of any Obligations; or (J) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all expenses, costs, charges and other fees incurred by Lender or its attorneys or relating to any of the events or actions described in this SECTION 11.4 shall be payable, on demand, by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs; appraisal costs; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; attorney and paralegal fees, costs and expenses; long distance telephone charges; air express charges; telegram and facsimile charges; wire transfer fees; secretarial overtime charges; and expenses for travel, lodging and food. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

        11.5. INDULGENCES NOT WAIVERS. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

        11.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11.7. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender; PROVIDED, HOWEVER, that Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this SECTION 11.7 shall be void, without Lender's prior written consent. Borrower hereby consents to Lender's sale, assignment, transfer or of the disposition, at any time or times hereafter, of this Agreement, any other Loan Document, or any other Obligations, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder, PROVIDED, HOWEVER, (a) no such sale, assignment, transfer or disposition may be made to any supplier, customer or competitor of Borrower unless such Person is an institutional investor or investment firm, and (b) Lender shall not sell any participation in this Agreement, any other Loan Documents or any of the Obligations without Borrower's prior written consent. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignment. In the case of a participation, Lender shall remain solely responsible to Borrower for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement. Without limiting the foregoing, Borrower hereby consents to Lender's sale and assignment of this Agreement, the other Loan Documents and the Obligations, including, without limitation, Lender's rights, title, interests, remedies, powers and duties hereunder, to Fleet Financial Group, or a Subsidiary thereof, and agrees and acknowledges that such assignee shall have all rights, benefits and obligations as its would have if it were the original "Lender" hereunder.

        11.8. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SECTION 3.6 and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        11.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

        11.10. NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail return receipt requested, by personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the U.S. mail postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

(A)     If to Lender:  Shawmut Capital Corporation
                                 2711 North Haskell Avenue
                                 Suite 2100
                                 Dallas, Texas 75204
                                 Attn.:  Loan Administration Manager

           With a copy to: Hughes & Luce, L.L.P.
                                 1717 Main Street, Suite 2800
                                 Dallas, Texas 75201
                                 Attn.:  Larry A. Makel, Esq.

(B)     If to Borrower: Cal Dive International, Inc.
                                 13430 Northwest Freeway,
                                 Suite 350
                                 Houston, Texas  77040-6013
                                 Attn.:  S. James Nelson, Jr.

           With a copy to: Robins, Kaplan, Miller & Ciresi
                                 800 LaSalle Avenue
                                 Minneapolis, Minnesota  55402-2015
                                 Attn.:  Andrew C. Becher, Esq.

or to such other address as each party may designate for itself by like notice given in accordance with this SECTION 11.10; PROVIDED, HOWEVER, that any notice, request or demand to or upon Lender pursuant to SECTIONS 2.3 or 3.4 shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

        11.11. LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its good faith discretion (unless otherwise specifically provided herein) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

        11.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

        11.13. ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

        11.14. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

        11.15. NO FIDUCIARY RELATIONSHIP OR JOINT VENTURE. No provision herein or in any of the other Loan Documents and no course of dealing between the parties hereto shall be deemed to create any fiduciary relationship between Lender and Borrower or to create any partnership or joint venture between Lender and Borrower.

        11.16. PUBLICITY. Borrower hereby consents to the issuance of or dissemination by Lender to the public of information describing the credit accommodations entered into pursuant to this Agreement including, without limitation, the names and addresses of Borrower, a general description of Borrower's business and the use of Borrower's name and logo in connection therewith.

        11.17. DESTRUCTION OF BORROWER'S DOCUMENTS. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) month after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return; provided, that in no event shall Lender be liable to Borrower for any failure to retain Borrower's records for any period of time or to return such records to Borrower.

        11.18. NONAPPLICABILITY OF ARTICLE 5069-15.01 ET SEQ. Borrower and Lender hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

        11.19. NO PRESERVATION OR MARSHALING. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

        11.20. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORM OR JURISDICTION.

        11.21. WAIVERS BY BORROWER. BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (E) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER HEREBY AGREES THAT IT SHALL HAVE NO RIGHT TO REQUIRE LENDER TO TERMINATE LENDER'S SECURITY INTEREST IN THE COLLATERAL OR IN ANY OF THE PROPERTY OF BORROWER UNTIL THE OCCURRENCE OF EACH OF THE FOLLOWING: (I) PAYMENT IN FULL IN IMMEDIATELY AVAILABLE FUNDS OF ALL OBLIGATIONS KNOWN EXISTING, THREATENED OR CLAIMED WHICH CAN BE GIVEN A MONETARY VALUE; (II) TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 3.3 OR 3.4; AND (III) EXECUTION BY BORROWER AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS, AND BORROWER HEREBY WAIVES ANY RIGHT TO REQUIRE A TERMINATION OF LENDER'S SECURITY INTEREST PRIOR TO THE OCCURRENCE OF EACH OF THE ABOVE-DESCRIBED EVENTS.

        11.22. DTPA WAIVER. BORROWER HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. SS.17.01 ET SEQ. (VERNON SUPP. 1987)), OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (A) HAS ASSETS OF $5,000,000 OR MORE, (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (D) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        11.23. ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        11.24. RELEASE. CAL DIVE ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL LOAN DOCUMENTS, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF LENDER'S EXECUTION AND DELIVERY OF THIS AGREEMENT.

        11.25. AMENDMENT AND RESTATEMENT. This Agreement and the Equipment Note are given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Original Loan Documents. With respect to matters relating to the period prior to the date hereof, all the provisions of the Original Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

        IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning hereof.

BORROWER:

CAL DIVE INTERNATIONAL, INC.

By:
        S. James Nelson, Jr.,
        Executive Vice President and
        Chief Financial Officer

ENERGY RESOURCE TECHNOLOGY, INC.

By:
        Gerald G. Reuhl, Vice President

LENDER:

SHAWMUT CAPITAL CORPORATION

By:
        Terri K. Lins, Vice President

                                    EXHIBIT A

                                BORROWING NOTICE

                                 (See Attached)

                                    EXHIBIT B

                             FORM OF EQUIPMENT NOTE

                                 (See Attached)

                                    EXHIBIT C

                            CONTINGENCY RESERVE TERMS

                     Calculation of the Contingency Reserve

        PURPOSE: A Contingency Reserve will be established on the A/R ("01") line at any time Excess Availability is less than $2,000,000 to serve as a guard against potential priming liens on the Collateral. The approval of the loan transaction with Cal Dive and ERT was subject to the establishment of "triggers" signaling the evaluation and adjustment of the Contingency Reserve.

ACCOUNTS RECEIVABLE: - The calculation of the exposure is quite involved, therefore triggers have been approved whereby potentially diluting items are to be reviewed against benchmarks monthly:

a) should Excess Availability exceed or equal $2,000,000 during any given month, no Contingency Reserve will be required; and

b) should Excess Availability be less than $2,000,000 during any given month, then the Contingency Reserve shall be determined as follows:

[Rental & third party + vessel rental + surveying] x ACCTS. PAYABLE TURNOVER
DAYS

                                       30

TERM LOAN EXPOSURE - There exists the risk of potential priming liens on the Collateral as the result of the Jones Act. As of the Closing Date, no additional reserves are considered necessary. For so long as Excess Availability exceeds $2,000,000, no further reserves in connection with the Jones Act will be established. If however, Excess Availability drops below $2,000,000, the Contingency Reserve shall be adjusted in accordance with the following formula:

               a)  =  unpaid offshore salary/wages + vessel crew salary/wages
               b)  =  materials + fuel + diving gases + catering + gear rental
               c)  =  b x ACCTS. PAYABLE TURNOVER DAYS

                                    30

The specific calculation will be as follows:

           In Year one:  a + c + equip. loan - 110% of OLV = incremental reserve
           Thereafter:  a + c + equip. loan - 100% of OLV = incremental reserve

                                    EXHIBIT D

                               BUSINESS LOCATIONS

                               EXHIBIT A - Page 1

                                    EXHIBIT E

                                  JURISDICTIONS

                               EXHIBIT B - Page 1

                                    EXHIBIT F

                                 CORPORATE NAMES

                               EXHIBIT C - Page 1

                                    EXHIBIT G

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

                               EXHIBIT D - Page 1

                                    EXHIBIT H

                                CAPITAL STRUCTURE

        (1) The number of authorized shares of common stock of Cal Dive is 2,000,000. The number of issued shares of common stock of Cal Dive is 1,894,801. Cal Dive has 784,875 shares held in the treasury. Options to purchase a total of approximately 20,900 shares are outstanding and a Stock Option Plan for non-executive employees has been approved involving up to three (3%) percent of Cal Dive's outstanding shares.

        (2) There are no authorized shares of preferred stock.

        (3) All of the issued shares of Cal Dive are fully paid and nonassessable and are owned by the following persons:

See attached as to Cal Dive as to ERT, it has 1,000 shares authorized all of which is issued to Cal Dive

        (4)    Borrower has no Subsidiaries, except the following:

                                                State of      Percent of Voting
               NAME                         INCORPORATION  STOCK BORROWER OWNS

        Energy Resource Technology, Inc.     Delaware      100%

                               EXHIBIT E - Page 1
                                    EXHIBIT I

                             SHAREHOLDER AGREEMENTS

                                 (See Attached)

                               EXHIBIT F - Page 1

                                    EXHIBIT J

                           CONTRACTS RESTRICTING DEBTS

                               EXHIBIT G - Page 1

                                    EXHIBIT K

                                   LITIGATION

                               EXHIBIT H - Page 1

                                    EXHIBIT L

                                  PENSION PLANS

                               EXHIBIT I - Page 1

                                    EXHIBIT M

                                  TAX LIABILITY

                               EXHIBIT J - Page 1

                                    EXHIBIT N

                               TAXING AUTHORITIES

                               EXHIBIT K - Page 1

                                    EXHIBIT O

                                 LABOR RELATIONS

                               EXHIBIT L - Page 1

                                    EXHIBIT P

                        EXISTING ENVIRONMENTAL VIOLATIONS

        Borrower has duly complied with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all Environmental Laws applicable to Borrower, its Properties or the conduct of its business, except for the following:

CAL DIVE INTERNATIONAL, INC.

Since August, 1993, Cal Dive has been required pursuant to Section 8.1(U) to ensure that all Real Property remains in compliance with all Environmental Laws and to promptly notify Lender upon the receipt of any written notice with regard to any Hazardous Discharge or violation of Environmental Laws. Reference is made to the monthly Compliance Certificate for the reporting of any such violations, all of which have been satisfactorily resolved as of April 30, 1995.

ENERGY RESOURCE TECHNOLOGY

Since commencing offshore operations there have been minor oil spills (less than 10 gallons) required to be reported to either the MMS and/or EPA (see enclosed). Both of these matters have been satisfactorily resolved as of April 30, 1995.

OPA 90

Borrower is not in compliance with the financial responsibility requirement of the Offshore Pollution Act of 1990 ("OPA") and the interim regulations currently in effect related thereto, which requires Borrower to establish and maintain evidence of financial responsibility of $150,000,000 to meet the amount of liability to which Borrower could be subjected under Section 2704(a) of OPA because insurance for such amount is not available at a reasonable cost. Since the situation affects a substantial majority of offshore operators and property owners, the MMS has conducted public hearings to consider how this Section of the law should be implemented. It is our understanding that a bill before the U.S. House of Representatives would return the financial responsibility threshold to a $35,000,000 requirement which existed prior to the enactment of OPA.. Borrower agrees to use its best efforts to inform Lender of any changes to the financial responsibility reqirement of OPA and its compliance therewith.

                               EXHIBIT M - Page 1

                                    EXHIBIT Q

                               SURETY OBLIGATIONS

                               EXHIBIT N - Page 1

                                    EXHIBIT R

                               CAPITALIZED LEASES

                               EXHIBIT O - Page 1

                                    EXHIBIT S

                                OPERATING LEASES

                               EXHIBIT P - Page 1

                                    EXHIBIT T

                             COMPLIANCE CERTIFICATE

                                 (See Attached)

                               EXHIBIT Q - Page 1

                                    EXHIBIT U

                             FORM OF TAX CERTIFICATE

                                 (See Attached)

                               EXHIBIT R - Page 1

                                    EXHIBIT V

                                   GUARANTEES

                               EXHIBIT S - Page 1

                                    EXHIBIT W

                                 PERMITTED LIENS

1. any Liens reserved in leases for rent and for compliance with the terms of the leases, with the U.S. government and others, for Hydrocarbons and related properties and leased equipment, to the extent that any such Lien does not materially impair the use of such Property covered by such Lien for the purposes for which such Property is held by Borrower or materially impair the value of such Property subject thereto.

2. Liens contained in joint operating, transportation, production handling and other similar agreements necessary or desirable in the operation and production of the Hydrocarbons from the Properties entered into by Borrower or a predecessor in the ordinary course of business securing amounts (other than for Money Borrowed) not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted by Borrower and for which adequate reserves have been made pursuant to GAAP.

                               EXHIBIT T - Page 1

                                    EXHIBIT X

                           BORROWING BASE CERTIFICATE

                                 (See Attached)

                               EXHIBIT U - Page 1

                                    EXHIBIT Y

                         AMORTIZATION AMOUNT CALCULATION

                                 (See Attached)

                               EXHIBIT V - Page 1

                               EXHIBIT W - Page 1

                               EXHIBIT W - Page 2